SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

APOGEE ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

May 19, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held at Apogee’s headquarters, 7900 Xerxes Avenue South, 19th Floor, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 28, 2006.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about Apogee.

As a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to our web site at www.apog.com and click on Investor Relations, followed by the webcast link at the top of that page. Please plan to be on the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Even if you plan to attend the meeting in person, we urge you to vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed postage-paid envelope as promptly as possible. You also may vote your shares via the Internet as directed on the enclosed proxy card. Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 27, 2006. If you do attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Russell Huffer Chairman and Chief Executive Officer

APOGEE ENTERPRISES, INC.

7900 Xerxes Avenue South

Suite 1800

Minneapolis, MN 55431-1159

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 28, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Apogee Enterprises, Inc. will be held at Apogee’s headquarters, 7900 Xerxes Avenue South, 19th Floor, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 28, 2006 for the following purposes:

1.	To elect four Class II directors for three-year terms ending in the year 2009 and one Class III director for a one-year term ending in the year 2007;

2.	To consider and act upon a proposal to approve the Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2007; and

4.	To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed May 4, 2006, as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting.

As a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to our web site at www.apog.com and click on Investor Relations, followed by the webcast link at the top of that page. Please plan to be on the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, it is important that your shares be represented and voted at the meeting. Most shareholders have two options for submitting their vote: (1) by mail or (2) via the Internet. For further details, see “How do I vote my shares?” on page 2. Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 27, 2006. You may revoke your proxy at any time prior to the meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,

Patricia A. Beithon General Counsel and Corporate Secretary

Minneapolis, Minnesota

May 19, 2006

PROXY STATEMENT

i

ii

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 28, 2006

The Board of Directors of Apogee is soliciting proxies for use at our annual meeting of shareholders to be held on June 28, 2006, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about May 19, 2006.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, approval of the Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan, and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set May 4, 2006, as the record date for the annual meeting. If you were a shareholder of record at the close of business on May 4, 2006, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 28,141,884 shares of common stock, par value $.33-1/3, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 28,141,884 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our Amended and Restated Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy by mail or via the Internet.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting in any of the following ways:

•	electronically, via the Internet by following the “Vote by Internet” instructions on the proxy card; or

•	by completing, signing and mailing the proxy card in the enclosed postage-paid envelope.

The Internet voting procedure has been set up for your convenience. The procedure has been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy via the Internet, please refer to the specific instructions provided on the proxy card. If you wish to submit your proxy by mail, please return your signed proxy card in the enclosed postage-paid envelope before the annual meeting. If you are an employee and received the proxy statement and annual report to shareholders electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the meeting electronically via the Internet as described on page 2 under “How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?”.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described on page 2 under “How do I vote my shares?”

How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?

If you hold any shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, your completed proxy card or Internet proxy vote will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least one day prior to the annual meeting in order to count. In accordance with the terms of our 401(k) retirement plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least one day prior to the annual meeting. If you are a participant in our employee stock purchase plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee and have a company email address, you will receive the proxy statement and annual report to shareholders electronically at your company email address instead of receiving paper copies of these documents in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive the proxy statement and annual report electronically, you may only provide voting instructions to the plan trustee via the Internet and you will not receive a proxy card that can be returned by mail.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote via Internet, vote once for each proxy card you receive.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com, (877) 752-3432 (phone) or (952) 487-7565 (fax) for information on how to merge accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

In accordance with Minnesota law, the nominees for election as Class II and Class III directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing four Class II directors and one Class III director, the four nominees for Class II director and one nominee for Class III director receiving the highest number of votes will be elected. As provided in our Corporate Governance Guidelines, if a majority of our shares that are entitled to vote at the meeting are designated to be “withheld” from a director nominee’s election, then such nominee shall offer his or her resignation for consideration to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate the best interests of Apogee and its shareholders and recommend to the Board the action to be taken with respect to that director’s offered resignation.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposals (provided that the total number of shares voted in favor of the proposals constitutes more than 25% of our outstanding shares).

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors; however, if a majority of our shares that are entitled to vote at the meeting are designated to be “withheld” from a director nominee’s election, then such nominee shall offer his or her resignation for consideration to the Nominating and Corporate Governance Committee, as described above.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the director nominees;

•	FOR the approval of the Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2007.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy via the Internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the director nominees;

•	FOR the approval of the Amended and Restated Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2007; and

•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to February 21, 2006.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting a later-dated proxy to our Corporate Secretary;

•	by submitting a later-dated proxy via the Internet; or

•	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may revoke your proxy and change your vote at any time, but not less than one day before the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to the plan trustee or plan custodian;

•	by submitting a later-dated proxy or voting instruction to the plan trustee or plan custodian; or

•	by submitting a later-dated proxy or voting instruction via the Internet.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, Internet or in person, (1) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (2) voting tabulations are performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you may also be asked to present proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of the shares.

We are soliciting proxies primarily by mail and e-mail. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview, e-mail or telegram. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Subject to reasonable constraints of time and topics and rules of order, you may direct comments to or ask questions of the Chairman and Chief Executive Officer during the Annual Meeting of Shareholders. In addition, you may communicate directly with any director by writing to:

Apogee Directors

Apogee Enterprises, Inc.

7900 Xerxes Avenue South, Suite 1800

Minneapolis, Minnesota 55431

Attention: Corporate Secretary

Directors@apog.com

The Corporate Secretary will promptly forward to the Board of Directors or the individually named directors all relevant written communications received at the above address. The Board has requested certain communications that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail, mass mailings, product inquiries, new product suggestions, resumes and other forms of employment inquiries, surveys and business solicitations or advertisements. All other written communications will be reviewed by the Corporate Secretary in conjunction with the Chair of the Nominating and Corporate Governance Committee for relevance to Board activities, and after such review, the Corporate Secretary will promptly forward all relevant written communications to the Board or the individually named directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our common stock by persons known to us to own more than 5% of our common stock outstanding as of May 4, 2006, except as noted below. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
Daruma Asset Management, Inc.(1) 80 West 40th Street New York, NY 10018	1,620,440	5.8
Putnam, LLC d/b/a Putnam Investments(2) One Post Office Square Boston, MA 02109	1,369,230	5.7

(1)	We have relied upon the information supplied by Daruma Asset Management, Inc. in a Schedule 13G furnished to us reporting information as of December 31, 2005. Daruma serves as the investment advisor for accounts owned by one or more of its investment advisory clients and holds the shares of our common stock in the ordinary course of business. In such capacity, Daruma exercises sole investment discretion over 1,620,440 shares of our common stock, in the aggregate, held as of December 31, 2005. Of the shares reported, Daruma possessed sole voting power over 661,000 shares. Mariko O. Gordon, President of Daruma, who owns in excess of 50% of the outstanding stock of Daruma, may be deemed to be the beneficial owner of securities held by persons and entities advised by Daruma. Daruma and Ms. Gordon each disclaim beneficial ownership in the shares of our common stock held in accounts owned by Daruma’s investment advisory clients.

(2)	We have relied upon the information supplied by Putnam, LLC d/b/a Putnam Investments, in a Schedule 13G furnished to us reporting information as of December 31, 2005. Putnam serves as the sub-advisor and the investment manager of various mutual funds that hold the shares of our common stock in the ordinary course of business. In these capacities, Putnam exercises shared investment power over various institutional accounts that held, in the aggregate, 1,369,230 shares of our common stock as of December 31, 2005. Of the shares reported, Putnam has shared voting power with respect to 392,500 shares and shared investment power with respect to 1,369,230 shares.

SECURITY OWNERSHIP OF MANAGEMENT

Our executive officers and directors are encouraged to own our common stock to further align their interests with those of our shareholders. We established voluntary stock ownership guidelines for our executive officers in 2001 and for our directors in 2002. The guidelines encourage share ownership by our executive officers and directors in an amount having a market value of a multiple of the individual’s annual base salary, in the case of our executive officers, or annual Board retainer, in the case of our directors, to be achieved within five years of becoming an executive officer or director.

The following table sets forth the number of shares of our common stock beneficially owned as of May 4, 2006, by each of our directors, director nominees and executive officers named in the Summary Compensation Table included on page 23 under the caption “Executive Compensation,” and by all of our directors, director nominees and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Held (#)(1)(2)		Shares Underlying Options Exercisable Within 60 Days (#)(3)	Total Beneficial Ownership (#)	% of Common Stock Outstanding	Phantom Stock Units (#)(4)	Total Stock- Based Ownership (#)(5)
Bernard P. Aldrich	1,000		42,058	43,058	*	17,876	60,934
Patricia A. Beithon	116,297	(2)	67,250	183,547	*	—	183,547
Michael B. Clauer	124,759	(2)	61,875	186,634	*	—	186,634
Jerome L. Davis	—		13,249	13,249	*	5,165	18,414
Sara L. Hays	—		5,642	5,642	*	904	6,546
Russell Huffer	327,911	(2)(6)	338,108	666,019	2.3	—	666,019
Gary R. Johnson	38,113	(2)	20,500	58,613	*	—	58,613
John T. Manning	1,000	(7)	10,000	11,000	*	195	11,195
James L. Martineau	107,261		42,058	149,319	*	—	149,319
Robert J. Marzec	858		10,000	10,858	*	521	11,379
Stephen C. Mitchell	9,631		50,058	59,689	*	—	59,689
James S. Porter	69,974	(2)	44,931	114,905	*	—	114,905
Richard V. Reynolds	—		—	—	*	—	—
Michael E. Shannon	2,000		50,058	52,058	*	14,003	66,061
David E. Weiss	2,408		10,000	12,408	*	—	12,408
All directors, director nominee and executive officers as a group (16 persons)	817,520	(2)	765,787	1,583,307	5.5	38,664	1,621,971

*	Indicates less than 1%.

(1)	Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them. The number of shares indicated includes shares issued to the named individual pursuant to our Amended and Restated 1987 Partnership Plan, our employee stock purchase plan, our 2002 Omnibus Stock Incentive Plan and our 401(k) retirement plan.

(2)	Includes the following shares issued pursuant to our Amended and Restated 1987 Partnership Plan, over which the holders have no investment power: Ms. Beithon, 57,002 shares; Mr. Clauer, 61,840 shares; Mr. Huffer, 121,588 shares; Mr. Johnson, 16,407 shares; Mr. Porter, 34,740 shares; and all directors, director nominee and executive officers as a group, 291,577 shares.

(3)	Includes shares underlying stock options exercisable currently or within 60 days of May 4, 2006.

(4)	Phantom stock units, each representing the value of one share of our common stock, are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors, which is described under “Deferred Compensation Plan for Non-Employee Directors” on page 15. The participants in the plan do not have voting or investment power with respect to these units.

(5)	The amounts in this column are derived by adding the amounts in the “Total Beneficial Ownership (#)” and the “Phantom Stock Units (#)”columns of the table.

(6)	Includes 32,560 shares held by Mr. Huffer’s wife, as to which he disclaims beneficial ownership.

(7)	Includes 1,000 shares held by Mr. Manning’s wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our executive officers and directors complied with all Section 16(a) filing requirements for the fiscal year ended February 25, 2006, except for three directors who participate in our Deferred Compensation Plan for Non-Employee Directors. Pursuant to the terms of the plan, phantom stock units are allocated quarterly to bookkeeping accounts established for participating directors under the Deferred Compensation Plan for Non-Employee Directors, in lieu of directors’ annual Board and Board committee retainers and meeting fees, and additional phantom stock units are allocated in connection with the reinvestment of quarterly dividend equivalents. Directors do not have any control over the timing of the allocation of these units. Mr. Aldrich filed two late reports and Messrs. Davis and Shannon each filed one late report with respect to allocations made for their accounts under the Deferred Compensation Plan.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the Board of Directors will be divided into three classes of directors of as nearly equal size as possible. Our articles further provide that the total number of directors will be determined exclusively by the Board of Directors. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, we have ten directors; however, our Board of Directors has determined to increase the size of the Board to 11 directors, with three directors serving in Class I and four directors serving in each of Classes II and III. At this year’s annual meeting, the terms of our Class II directors will expire. Bernard P. Aldrich, Sara L. Hays, Russell Huffer and John T. Manning are the current Class II directors who have been nominated for re-election to the Board. The Class II directors elected at the annual meeting will serve until the 2009 Annual Meeting of Shareholders or until their successors are elected and qualified. In addition, our Board of Directors is nominating Richard V. Reynolds to serve as a Class III director for a one-year term. Mr. Reynolds was recommended by management. The Class III director elected at the annual meeting will serve until the 2007 Annual Meeting of Shareholders (when the terms of the other three Class III directors expire) or until his successor is elected and qualified. Each of the nominees has agreed to serve as director if elected.

We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

The Board of Directors recommends that you vote FOR the four Class II nominees for director and FOR the one Class III nominee for director. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Aldrich, Huffer and Manning and Ms. Hays as Class II directors for a three-year term expiring at the 2009 Annual Meeting of Shareholders and FOR the election of Mr. Reynolds for a one-year term expiring at the 2007 Annual Meeting of Shareholders.

The nominees for election as directors and the directors whose terms of office will continue after the annual meeting have provided the following information about themselves.

Class II Directors – Nominees for Terms Expiring in 2009

Bernard P. Aldrich, age 56

President, Chief Executive Officer and a director of Rimage Corporation, a leading designer and manufacturer of on-demand publishing and duplicating systems for CD-recordable and DVD-recordable media, since December 1996. President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994. Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991. Director since 1999.

Sara L. Hays, age 41

General Counsel and member of the Executive Committee and Investment Committee of Wrightwood Capital, LLC, a real estate finance company, since 2005. Senior Vice President and General Counsel of Hyatt Hotels Corporation, a worldwide hotel and timeshare company, from 2001 to 2005. Vice President and General Counsel of Hyatt Hotels Corporation from 2000 to 2001. General Counsel of Hyatt Development Corporation from 1997 to 2000. Developmental Counsel for Hyatt Development Corporation from 1994 to 1997. Attorney with the law firm of Coffield Ungaretti & Harris from 1989 to 1994. Director since 2005.

Russell Huffer, age 56

Chairman of Apogee since 1999 and Chief Executive Officer and President of Apogee since 1998. Various senior management positions with Apogee or our subsidiaries since 1986. Mr. Huffer is also a director of Hutchinson Technology Incorporated. Director since 1998.

John T. Manning, age 57

Retired Vice Chairman and Audit Partner of BDO Seidman, LLP, the U.S. member firm of the BDO International network, an international public accounting firm, having worked for BDO Seidman in various management and audit positions from 1973 to 1999, including Vice Chairman from 1995 to 1999, Managing Partner of the Richmond, Virginia office from 1990 to 1991, and Audit Partner from 1978 to 1991. Various management positions with BDO International from 1992 to 1995. Director since 2005.

Class III Director – Nominee for Term Expiring in 2007

Richard V. Reynolds, age 57

Senior Manager of BearingPoint, Inc., an international management and technology consulting firm, since 2006. Principal of VanFleet Group, LLC, an aeronautical consulting firm, since 2006. Lieutenant General, U.S. Air Force, retired, former Vice Commander, Air Force Material Command, a position he held from 2003 to 2005. Commander, Aeronautical Systems Center, of U.S. Air Force Material Command from 2001 to 2003. Commander, Air Force Flight Test Center of U.S. Air Force Material Command from 1998 to 2001. Program Executive Officer, Airlift and Trainers, U.S. Air Force Program Executive Office from 1996 to 1998. Various other leadership positions in the U.S. Air Force from 1971 to 1996.

Class III Directors – Terms Expiring in 2007

Jerome L. Davis, age 51

Former Global Vice President, Service Excellence of Electronic Data Systems Corporation, a business and technology services company, a position he held from 2003 to 2005. Chief Client Executive Officer of Electronic Data Systems from 2002 to 2003. President, Americas – Business Process Management of Electronic Data Systems from 2001 to 2002. President and Executive Officer of the Commercial Solutions Division of Maytag Corporation, a home and commercial appliance company, from 1999 to 2001. Senior Vice President, Sales and Officer – Appliances of Maytag Corporation from 1998-1999. Various senior management positions with Frito-Lay, Inc., a consumer packaged foods company, from 1992 to 1998. Various sales management and sales positions with The Proctor and Gamble Company, a consumer products company, from 1977 to 1992. Mr. Davis is also a director at Gamestop Corp. Director since 2004.

James L. Martineau, age 65

Retired Executive Vice President of Apogee, a position he held from 1996 to 1998. Various senior management positions with Apogee since 1971. Mr. Martineau is also a director of Pinnacle Entertainment, Inc. Director since 1973.

Michael E. Shannon, age 69

President of MEShannon & Associates, Inc., a consulting firm specializing in corporate finance and investments, since 2000. Chairman of Ecolab Inc., a developer and marketer of premium cleaning, sanitizing and maintenance products and services, from 1996 through 1999. Chief Administrative Officer of Ecolab from 1992 through 1999 and Chief Financial Officer of Ecolab from 1984 through 1999. Mr. Shannon is also a director of CenterPoint Energy, Inc., Clorox Company and NACCO Industries, Inc. Director since 1998.

Class I Directors – Terms Expiring in 2008

Robert J. Marzec, age 61

Retired Audit Partner of PricewaterhouseCoopers, an international public accounting firm, having worked for PricewaterhouseCoopers in Assurance and Business Advisory Services (financial and regulatory reporting) from 1966 to 2002 and serving as Managing Partner of the Minneapolis office of PricewaterhouseCoopers from 1991 to 1998. Mr. Marzec is also a director of Health Fitness Corporation and Medtox Scientific, Inc. Director since 2005.

Stephen C. Mitchell, age 62

President and Chief Operating Officer of The Knight Group, LLC, a privately held professional services company, since 2001. Vice Chairman of Knight Facilities Management, Inc., a privately held contract facilities management firm, since 1995. President and Chief Operating Officer of Lester B. Knight & Associates, also a privately held professional services company, from 1975 to 2001. Mr. Mitchell is also a director of Landauer, Inc. Director since 1996.

David E. Weiss, age 62

Retired Chairman, President and Chief Executive Officer of Storage Technology Corporation, a developer, manufacturer and distributor of data storage solutions for the management, retrieval and protection of business information, a position he held from 1996 to 2000. Various other executive positions with Storage Technology from 1991 to 1996 including Chief Operating Officer, Executive Vice President, Senior Vice President for Marketing and Strategic Planning, and Vice President – Global Marketing. Various engineering management positions with IBM Corporation from 1967 to 1991. Mr. Weiss is also a director of Incentra Solutions, Inc. Director since 2005.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. In October 1999, we adopted a Code of Business Ethics and Conduct. This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Business Ethics and Conduct can be found on our website at www.apog.com by clicking on Investor Relations, Corporate Governance, then Code of Conduct. In April 2004, the Board of Directors adopted the Apogee Enterprises, Inc. Corporate Governance Guidelines to provide a framework within which directors and management can effectively pursue our objectives for the benefit of our shareholders. Our Corporate Governance Guidelines may also be found at www.apog.com by clicking on Investor Relations, then Corporate Governance. The Nominating and Corporate Governance Committee annually reviews the charters of the Board committees in response to regulatory requirements, evolving “best practices,” the results of the annual Board and committee evaluations, and concerns of our shareholders, and recommends amendments to the charters to the Board. The Board most recently amended the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance and Enterprise Risk Committee charters, which may be found at www.apog.com by clicking on Investor Relations, then Corporate Governance.

Board Independence

Our Board of Directors has determined that each of our directors is independent under the Nasdaq listing standards, except for Russell Huffer, who serves as our Chairman and Chief Executive Officer, and James L. Martineau, who served as our Executive Vice President until 1998 and as a consultant to us during fiscal 2002. Each of our Audit, Compensation and Nominating and Corporate Governance Committees is composed only of independent directors. In making the independence determinations, our Nominating and Corporate Governance Committee reviewed all of our directors’ relationships with Apogee, based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with Apogee and our management.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Finance and Enterprise Risk. Each of the standing committees has adopted and operates under a written charter. Each committee member identified below has served on the indicated committee since the 2005 Annual Meeting of Shareholders, except as noted below, and will continue to serve on the indicated committee through the 2006 Annual Meeting of Shareholders.

The Board of Directors held seven meetings during the last fiscal year. Each director attended more than 75% of the total meetings of the Board and Board committees on which the director served during fiscal 2006.

Audit Committee

Members:	Robert J. Marzec, Chair Bernard P. Aldrich	John T. Manning David E. Weiss

The Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures), oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, and assesses and establishes policies and procedures to manage our financial reporting and internal control risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee charter was amended in January 2006. A copy of the Audit Committee charter, as amended, may be found on our web site at www.apog.com by clicking on Investor Relations, then Corporate Governance. All of the Audit Committee members meet the existing independence and experience requirements of the Nasdaq listing standards and the Securities and Exchange Commission. Our Board of Directors has identified Bernard P. Aldrich, John T. Manning, Robert J. Marzec and David E. Weiss, all the members of the Audit Committee, to be audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee held 13 meetings during fiscal 2006.

Compensation Committee

Members:	Michael E. Shannon, Chair Bernard P. Aldrich Jerome L. Davis	Stephen C. Mitchell David E. Weiss

The Compensation Committee determines the salary and other compensation of all of our elected officers and senior management. The Compensation Committee also administers our 2002 Omnibus Stock Incentive Plan, 1997 Omnibus Stock Incentive Plan, Amended and Restated 1987 Stock Option Plan, Amended and Restated 1987 Partnership Plan, Executive Management Incentive Plan, Officer’s Supplemental Executive Retirement Plan, Executive Supplemental Plan, which we refer to as the “Restoration Plan”, and 1986 Deferred Incentive Compensation Plan. The Compensation Committee charter was amended in January 2006. A copy of the Compensation Committee charter may be found on our web site at www.apog.com by clicking on Investor Relations, then Corporate Governance. All of the Compensation Committee members meet the existing independence requirements of the Nasdaq listing standards. The Compensation Committee held five meetings during fiscal 2006.

Nominating and Corporate Governance Committee

Members:	Stephen C. Mitchell, Chair Jerome L. Davis	Robert J. Marzec Michael E. Shannon

The Nominating and Corporate Governance Committee periodically assesses the organization’s adherence to our mission and principles, reviews our organizational structure and succession plans, makes recommendations to the Board regarding the composition and responsibilities of Board committees, determines the compensation for directors, annually conducts a review of the performance of Board committees and the Board as a whole, and annually conducts a performance review of the directors whose terms are expiring at that year’s Annual Meeting of Shareholders and who have expressed an interest in standing for re-election. Members of the Nominating and Corporate Governance Committee also annually conduct a review of the performance of the Chief Executive Officer, which includes soliciting assessments from all non-employee directors.

In addition, the Nominating and Corporate Governance Committee recommends new director nominees to the Board and considers qualified nominees recommended by shareholders. The Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Minimum criteria for director nominees are set forth in our Corporate Governance Guidelines. Director candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stakeholders. Candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. We endeavor to have our Board represent diverse skills and experience at policymaking levels in aspects of business relevant to our activities. The Board also strives for a membership that is diverse in gender, ethnicity, age and geographic location. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time.

The Nominating and Corporate Governance Committee is responsible for establishing and implementing procedures to identify and review the qualifications of all nominees for Board membership. The Committee considers nominations of director candidates made by current directors, an independent search firm, if one is engaged, senior management and our shareholders. The Nominating and Corporate Governance Committee’s procedures include making a preliminary assessment of each proposed nominee, based upon the individual’s resume and biographical information, an indication of the individual’s willingness to serve and other background information, business experience and leadership skills, all to the extent available and deemed relevant by the Committee. All director candidates who continue in the process are then interviewed by members of the Committee and a majority of the other current directors. The Committee makes recommendations to the Board for inclusion in the slate of directors at an annual or special meeting of shareholders, or for appointment by the Board to fill a vacancy. The Committee applies its director candidate selection criteria, including a director’s past contributions to the Board, effectiveness as a director and desire to continue to serve as a director, and conducts an individual director performance evaluation of each director whose term is expiring at that year’s Annual Meeting of Shareholders and who has expressed an interest in standing for re-election prior to recommending a director to stand for re-election for another term. The Board, committee and individual director evaluation processes established by the Nominating and Corporate Governance Committee are an important determinant for Board tenure.

The Nominating and Corporate Governance Committee charter was amended in April 2006. A copy of the Nominating and Corporate Governance Committee charter may be found on our web site at www.apog.com by clicking on Investor Relations then Corporate Governance. All of the Nominating and Corporate Governance Committee members meet the existing independence requirements of the Nasdaq listing standards. Messrs. Davis and Marzec have served as members of the Committee since June 2005. The Nominating and Corporate Governance Committee held four meetings during fiscal 2006.

Finance and Enterprise Risk Committee

Members:	Jerome L. Davis, Chair Sara L. Hays John T. Manning	James L. Martineau David E. Weiss

The Finance and Enterprise Risk Committee is responsible for overseeing our financial strategy, long-range financial objectives, financial condition, company-wide information technology strategy and enterprise risk mitigation program. It makes recommendations to the Board of Directors with respect to our financial policies and standards, new or amended credit facilities and other forms of indebtedness for borrowed money, appropriate debt limits, financing arrangements, share repurchase programs, stock splits, quarterly dividend declarations and issuances of equity and debt securities for the purpose of raising capital. In addition, the Finance and Enterprise Risk Committee oversees our compliance with financial covenants contained in our credit facility and other long-term debt and the planning for, implementation and financing of our material company-wide information technology systems and reviews our annual capital budget, our process for evaluating and approving capital expenditure projects, our risk-related insurance programs, the performance of our 401(k) retirement plan, our tax strategies and the impact of tax law changes expected to have a material impact on our financial results. Ms. Hays has served as a member of the Committee since October 2005. The Finance and Enterprise Risk Committee Charter was amended in April 2006. A copy of the Finance and Enterprise Risk Committee charter may be found on our website at www.apog.com by clicking on Investor Relations, then Corporate Governance. The Finance and Enterprise Risk Committee held five meetings during fiscal 2006.

Executive Sessions of the Board

During each regular Board meeting, our non-employee directors meet in executive session without the Chairman and Chief Executive Officer or any other member of management being present. In addition, at least twice annually, our non-employee directors who meet the independence requirements of the Nasdaq listing standards meet in executive session without any director who does not meet such independence requirements or any member of management being present. The Lead Director, who also currently serves as the Chair of the Nominating and Corporate Governance Committee, presides at such sessions.

Procedures for Shareholder Recommendations or Nominations of Director Candidates

A shareholder who wishes to recommend a director candidate to the Board for nomination by the Board at the annual meeting or for vacancies of the Board that arise between meetings must provide the Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our Amended and Restated Bylaws, our Corporate Governance Guidelines and the factors discussed above. Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of the Nominating and Corporate Governance Committee for consideration at a future Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration as individuals proposed to the Nominating and Corporate Governance Committee by other sources.

Alternatively, shareholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in our Amended and Restated Bylaws and the rules and regulations of the Securities and Exchange Commission. You may request a copy of our Amended and Restated Bylaws by contacting our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Any shareholder nominations of director candidates for the 2007 election of directors should be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 28, 2007.

Director Compensation and Related Policies

Retainer and Fees

Our non-employee directors receive an annual retainer of $28,000 plus a fee of $1,000 for each meeting of the Board of Directors or its committees attended either in person or by telephone. In addition, we pay an annual retainer of $8,000 to the Chair of the Audit Committee and effective July 1, 2005, we began paying an annual retainer of $4,000 to each of the Chairs of the Compensation, Nominating and Corporate Governance, and Finance and Enterprise Risk Committees. The meeting fee for the chair of the Audit Committee is $2,500 for each Audit Committee meeting chaired. The meeting fee for the chair of the Compensation, Nominating and Corporate Governance, and Finance and Enterprise Risk Committees is $1,500 for each such committee meeting chaired. Effective May 1, 2006, we began paying an annual retainer of $12,500 to our Lead Director, who also serves as the Chair of the Nominating and Corporate Governance Committee.

Stock Options

Non-employee directors also receive both an automatic fixed grant of options to purchase 4,000 shares of our common stock and a variable, dollar-denominated stock option grant such that the total number of shares subject to both types of options will provide our non-employee directors with total dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the 50th percentile of a comparator group of public companies. However, the total number of shares subject to both types of options granted in any one calendar year may not exceed 10,000 shares per non-employee director. These stock options vest in full six months after the date of grant and have an exercise price equal to the fair market value of our common stock on the date of grant. The table captioned “Security Ownership of Management” on page 7 includes the options granted to the non-employee directors in fiscal 2006. The per share exercise price of the options granted in fiscal 2006 was $15.35 for the automatic stock option grants issued to non-employee directors on the date of the 2005 Annual Meeting of Shareholders and $15.98 for the stock option grants to Ms. Hays when she joined the Board on October 18, 2005.

Employee Stock Purchase Plan

Non-employee directors also may elect to participate in our employee stock purchase plan. Under the plan, participants can purchase our common stock by contributing up to $500 per week, with Apogee contributing an amount equal to 15% of each participant’s weekly contribution. For fiscal 2006, we contributed $2,985 to the employee stock purchase plan for the benefit of all non-employee directors as a group.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors also may elect to participate in our Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by the Board of Directors in October 1998 and approved at the 1999 Annual Meeting of Shareholders to encourage the non-employee directors to continue to make contributions to the growth and profits of Apogee and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. We match 10% of the elected deferral. Each participating director receives a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70 or following death or retirement from the Board of

Directors. The amounts will be paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan as to which no trust or other vehicle has been established to hold any shares of our common stock. For fiscal 2006, we matched an aggregate of $11,613 in deferrals made by all non-employee directors as a group to the Deferred Compensation Plan for Non-Employee Directors.

Group Medical and Dental Insurance Plan

Non-employee directors also may elect to participate in our group welfare plan, which provides medical and dental insurance coverage to our employees. Non-employee directors may obtain single or family medical and dental coverage on the same terms as our employees. This benefit was adopted by the Board of Directors in October 2004. During fiscal 2006, none of our non-employee directors participated in our group welfare plan.

Charitable Matching Contributions Program for Non-Employee Directors

In October 2004, the Board of Directors adopted a charitable matching contributions program for eligible non-employee directors. Under the plan, we will match cash or publicly traded stock contributions made to cultural, educational, social, medical or health related charitable organizations that are exempt from federal income tax and qualify as a charity to which individuals can make a tax-deductible contribution. The maximum amount that will be matched by us is $2,000 per eligible non-employee director per calendar year. During fiscal 2006, we made charitable matching contributions totaling $17,500 to match contributions made by all non-employee directors as a group.

Stock Ownership Guidelines

Our Board of Directors believes that directors should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for directors in 2002. The guidelines encourage share ownership (including phantom stock units under the Deferred Compensation Plan for Non-Employee Directors) by our directors in an amount having a market value of three times the annual Board retainer for directors to be achieved within five years of first being elected as a director. As of the end of fiscal 2006, Messrs. Aldrich, Martineau, Mitchell and Shannon, all of our directors who have served as a director for five or more years, had achieved their stock ownership guidelines.

Policy Regarding Service on Other Boards

Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than four other publicly held corporations unless approved by the majority of the directors.

Policy Regarding Attendance at Annual Meetings

We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year all of our directors whose term of office continued after the annual meeting of shareholders attended the meeting.

Retirement Policy

Our Board of Directors has established a policy that, unless otherwise approved by a majority of the directors, no individual may be nominated to serve as a director if the term of service would expire more than one year after such individual’s 70th birthday.

EXECUTIVE COMPENSATION

Compensation Committee Report

Governance

The Compensation Committee is responsible for:

•	establishing Apogee’s compensation philosophy;

•	establishing compensation programs that comply with our compensation philosophy;

•	determining the compensation of Apogee’s executive officers and other members of senior management;

•	administering Apogee’s stock incentive plans;

•	administering Apogee’s individual cash incentive plans for executive officers and other members of senior management; and

•	administering Apogee’s deferred compensation plans for executive officers and other members of senior management.

The Committee operates under a written charter, which we annually review. To assist in performing our duties and to enhance our objectivity and independence, the Committee has authority to obtain, and periodically obtains, advice and recommendations from an outside compensation consultant retained by the Committee and reviews independent compensation data from other companies of similar size and complexity.

The Committee is composed entirely of non-employee directors, all of whom are independent in accordance with the Nasdaq listing standards. During fiscal 2006, the members of the Committee were Messrs. Aldrich, Davis, Mitchell, Shannon and Weiss.

Philosophy

In establishing our objectives for executive compensation, the Committee desires to acknowledge the entrepreneurial style that we believe forms a strong component of Apogee’s history, culture and competitive advantage and to place increasing emphasis on long-term business development and the creation of shareholder value. Therefore, a significant portion of total compensation is performance-based.

The objectives of our executive compensation program are to:

•	Promote the achievement of strategic objectives that the Board and management believe will lead to long-term growth in shareholder value;

•	Attract, retain and motivate high-performing executive officers by rewarding outstanding performance and offering total compensation that is competitive with that offered by similarly situated companies; and

•	Align the interests of executive officers with those of Apogee and our shareholders by making incentive compensation largely dependent upon the achievement by our business units or Apogee as a whole of specified performance goals.

In fiscal 2004, in light of the significant changes to Apogee’s business that had recently occurred (primarily, the disposition of our retail auto glass repair and replacement business), the Committee began reevaluating the executive compensation program with the help of an outside consultant retained by the Committee, Buck Consultants, ACS Company (“Buck Consultants”). This review was completed in fiscal 2005 and, as a result, a significantly revised executive compensation program was implemented in fiscal 2006. Our new compensation program is designed to be more closely tied to longer-term sustained performance.

Base Salary

The Committee annually reviews the base salaries of our executive officers. In determining an executive officer’s base salary, the Committee takes into account the executive officer’s level of responsibility, experience and performance in relation to that of Apogee and similar companies. Base salaries generally are targeted to be at the median of executive base salaries for companies of similar size and complexity that are representative of the industries in which Apogee competes, as determined from available proxy statement and published survey data. The companies are selected by the Committee based on recommendations from an independent compensation consultant. Based on the results of the independent compensation survey commissioned by the Committee in fiscal 2005, the base salary of each of our executive officers for fiscal 2006 was nearly equal to the average base salary of executive officers in similar positions for comparable companies.

Annual Incentives

Executive Management Incentive Plan

At the 2002 Annual Meeting, our shareholders approved the Executive Management Incentive Plan (the “Executive MIP”), an incentive compensation program in which our executive officers may participate, at the discretion of the Committee. The Executive MIP provides participating executive officers with annual incentive awards based on the attainment of one or more pre-determined, objective performance goals during a particular fiscal year. These goals are established by the Committee no later than 90 days after the beginning of a fiscal year. The goals may apply to the individual officers participating in the Executive MIP, an identifiable business unit or Apogee as a whole, or any combination thereof, and must be based on one or more of the following business criteria: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest, taxes, depreciation and amortization (EBITDA) as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return including performance (total shareholder return) relative to the Standard & Poor’s Small Cap 600 Index or similar index or performance (total stockholder return) relative to the proxy comparator group, in both cases as determined pursuant to Rule 402(l) of Regulation S-K promulgated under the Exchange Act, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume and change in working capital.

For our chief executive officer, the target and potential range of annual bonus awards under the Executive MIP may be between zero and 150% of the chief executive officer’s annual base compensation. For our executive vice presidents, chief financial officer and general counsel, the target and potential range may be between zero and 100% of the participant’s annual base compensation. For other participants, the Committee has discretion to establish targets and ranges. The maximum bonus that may be paid to any participant pursuant to the Executive MIP in any fiscal year is $1,500,000. The Committee has complete discretionary authority to reduce the amount of a bonus that otherwise would be payable to any participant under the Executive MIP. The incentive award is payable in the form of cash or stock. Participants are entitled to defer part or all of an annual bonus payment under Apogee’s deferred compensation plans.

For fiscal 2006, the Committee set an earnings per share target of $0.76 and a return on invested capital target of 7.8%. Only Mr. Huffer participated in the Executive MIP during fiscal 2006, and all annual incentive awards granted to Mr. Huffer for fiscal 2006 were made under the Executive MIP. The target bonus amount set by the Committee for Mr. Huffer was 66 2/3% of his base salary. See “Chief Executive Officer Compensation” on page 20.

Individual Cash Bonus Plans

Executive officers who are not selected by the Committee to participate in the Executive MIP during a particular fiscal year may earn annual incentive compensation under individualized cash bonus plans. At the beginning of each fiscal year, the Committee reviews and approves plans presented by the chief executive officer for the other executive officers. Annual incentives are entirely based on objective financial performance metrics at all levels of the organization. For fiscal 2006, the specific performance metrics used for determining annual incentives for Apogee officers were: (1) revenue and earnings per share at the corporate level, (2) revenue and earnings before taxes at the segment level, and (3) revenue and earnings before taxes at the business unit level. For each of the performance metrics there is a threshold, target and maximum performance level, which will be initially determined by management, recommended to the Committee for its consideration and approved (as modified, in its discretion) by the Committee annually. If the threshold performance level is achieved, 50% of the target award will be paid to the executive, and if the maximum performance level is achieved, 150% of the target award will be paid to the executive. For all performance levels between these levels, awards will be interpolated.

The Committee then evaluates each executive officer with respect to his or her financial performance objectives. The Committee’s policy is to pay a bonus to an executive officer only when at least one of the financial performance thresholds applicable to that executive officer has been met. Exceeding all the targets for the annual financial objectives usually provides the executive officer with the opportunity to earn total cash compensation (base salary and annual incentives) near the 75th percentile of that paid by companies of similar size and complexity. For fiscal 2006, the range of bonus payments to executive officers under individualized cash bonus plans, as a percentage of base pay, ranged from 9.4% to 54.0%.

Long-Term Incentives

In light of the new accounting rules requiring expensing of stock options, the Committee determined to cease granting stock options on a regular basis and to instead provide long-term incentives through two alternative award vehicles that have a stronger linkage to performance: (1) performance shares and (2) stock appreciation rights, each of which is described below.

Performance Shares

At the beginning of each fiscal year, a new, three-year performance period begins and a fixed dollar value of performance shares will be granted to the participating executive officer and threshold, target and maximum award levels will be set. On the grant date the executive officer will receive (1) the number of shares of our common stock equal to the target number of performance shares (the “Issued Shares”) and (2) the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of performance shares and the target number of performance shares (the “Additional Shares” and, together with the Issued Shares, the “Performance Shares”). Upon issuance of the Issued Shares, the executive will have, subject to certain restrictions, all the rights of a shareholder with respect to the Issued Shares (including voting rights and the right to receive any dividends or other distributions (whether cash, stock or otherwise) paid on the Issued Shares during the performance period), unless and until such Issued Shares are forfeited. The number of Issued Shares that may be retained and the number of Additional Shares, if any, that may be issued is dependent on meeting pre-determined corporate financial performance goals, such as: (1) average return on invested capital, (2) cumulative earnings per share, and (3) market share growth, each of which will be equally weighted. The number of Performance Shares to which an executive will be entitled at the end of each performance cycle may vary between 0% and 200% of target, with a threshold performance level at which 50% of target will become vested. Because the performance period for the Performance Shares is three years, the Committee believes that the Performance Shares will have a strong retention value and allow for the cyclicality of its businesses, particularly those within its Architectural segment. If Apogee performs better than the target level, more Performance Shares will vest. Likewise, if Apogee performs below the target level, fewer Performance Shares will vest. Also, our Performance Shares will become more valuable if our common stock price increases.

Stock-Settled Stock Appreciation Rights (SARs)

The SARs function in essentially the same manner as Apogee’s option program formerly did. A fixed dollar value of SARs is granted annually at the beginning of each performance period. All SARs granted have a grant price equal to fair market value. The number of SARs granted is based on competitive levels (as defined with the assistance of a compensation consultant retained by the Committee) and calculated by dividing target dollar value (measured using the Black-Scholes method) at the time of the award. Initially, each of these awards will vest evenly over a three-year period and have a ten-year term. Upon exercise of a SAR, the holder will receive the number of shares of Apogee common stock that has a total value which is equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise. The more our common stock price increases after the SARs grant date, the more valuable the SARs become. In deciding to utilize SARs in lieu of stock options, the Committee took into account the fact that stock-settled SARs will likely be less dilutive to Apogee shareholders than stock options and will further encourage long-term stock ownership levels, but would still provide executives with the same equity appreciation opportunity.

Severance Agreements

Since 1999, Apogee and its executive officers have had in place severance agreements which are designed to retain the executive officer and provide for continuity of management in the event of an actual or threatened change in control of Apogee (as “change in control” is defined in the agreements). The agreements provide that, in the event of a change in control, each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without cause or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the agreements), in either case, within two years after the change in control. Additional information regarding the severance agreements is provided on page 29.

Stock Ownership Guidelines

The Committee believes that executive officers should have a significant equity interest in Apogee. We established voluntary stock ownership guidelines for our executive officers in 2001. The guidelines encourage share ownership by our executive officers in an amount having a market value of a multiple of the individual’s annual base salary, to be achieved within five years of becoming an executive officer. The Committee periodically reviews share ownership levels of the executive officers. The guideline is five times annual base salary for the Chief Executive Officer, three times annual base salary for executive vice presidents, Chief Financial Officer, Chief Information Officer and General Counsel, and two times annual base salary for other officers. As of the end of fiscal 2006, our Chief Executive Officer, Executive Vice President, Chief Financial Officer, General Counsel and Vice President and Treasurer had achieved their guidelines.

Chief Executive Officer Compensation

Annual Incentives

Mr. Huffer was elected to the position of Chief Executive Officer in January 1998. His base salary, which has not been increased since fiscal 2003, is $600,000. Annually, the Board analyzes our chief executive officer against agreed-upon objectives. The objectives for fiscal 2006 were based on strategic vision, strategy implementation, succession planning and organizational effectiveness. This evaluation is a primary criterion used by the Committee in determining the appropriate pay level for our chief executive officer. Although his base salary leaves Mr. Huffer above the median base pay level for chief executive officers of similar companies, his total compensation is considered competitive by the Committee. As previously noted, Mr. Huffer participated in the Executive MIP for fiscal 2006, and the Committee established performance targets for fiscal 2006 of earnings per share of $0.76 and return on invested capital of 7.8%. Mr. Huffer met this earnings per share financial performance target and achieved the return on invested capital threshold established at the beginning of fiscal 2006 for determination of his annual incentive bonus award under the Executive MIP. Accordingly, the Committee awarded Mr. Huffer a bonus of $497,076 under the Executive MIP. The sum of Mr. Huffer’s base salary and annual incentive bonus, $1,097,076, is in the upper quartile of compensation for similar officers in comparable companies as determined by the independent compensation consultant market survey.

Long-Term Incentives

The Committee implemented the long-term performance incentives of its new compensation program effective as of the beginning of fiscal 2006.

Therefore, in April 2005, Mr. Huffer received 42,553 performance shares (the “Target Shares”) and the right to receive an amount of additional shares of common stock equal to the difference between 85,106 shares (the “Maximum Shares”) and the number of Target Shares (the “Additional Shares” and, together with the Target Shares, the “Performance Shares”). The threshold amount of Performance Shares that may be earned by Mr. Huffer is 21,277 shares. The Target Shares are subject to forfeiture and certain other restrictions during the period commencing on February 27, 2005 and ending on March 1, 2008 (the “Performance Period”). The number of Target Shares that may be retained and the number of Additional Shares, if any, that may be issued to Mr. Huffer is dependent upon Apogee’s average return on invested capital, cumulative earnings per share, and market share growth at the end of the Performance Period in comparison to certain pre-set targets. Each of the targets is weighted equally. The targets for average return on invested capital and cumulative earnings per share at the end of the Performance Period were pre-set at 9.5% and $2.76, respectively. The target for market share growth was based on architectural segment growth (which is weighted at 85%) and picture framing sales growth (which is weighted at 15%). The target for architectural segment growth at the end of the Performance Period was pre-set at 7.3% above the Dodge report, which is an industry report regarding growth in the construction industry. The target for picture framing sales growth at the end of the Performance Period was pre-set at 44%, compared to the business unit’s revenues as of the end of fiscal 2005. Upon vesting, the restrictions on the Target Shares lapse and the shares become transferable and non-forfeitable. All Target Shares not deemed to have been earned and vested at the end of the Performance Period will be forfeited and transferred back to Apogee. Mr. Huffer’s Performance Share award was made pursuant to the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan.

As part of the new executive compensation program implemented in the beginning of fiscal 2006, Mr. Huffer was granted SARs with respect to 71,186 shares of our common stock in April 2005. The initial value of each SAR granted was $14.10 per share, representing the fair market value of our common stock on the date of grant. The Committee determined the amount of the grant based on the Board’s annual evaluation of Mr. Huffer against his agreed-upon performance objectives for fiscal 2006. In making these grants, the Committee took into consideration that Mr. Huffer will only benefit from the SARs if he achieves significant improvements for Apogee, and that Mr. Huffer’s total compensation will be competitive with chief executive officers of similar companies in such event. Mr. Huffer’s SAR award was made pursuant to the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan.

Section 162(m) Policy

Under Section 162(m) of the U.S. Internal Revenue Code, we must meet specified requirements related to our performance and shareholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any executive officer named in the Summary Compensation Table. The Executive MIP was approved by shareholders in 2002 and includes specific performance criteria; therefore, annual incentive awards granted under the Executive MIP are deemed to meet the requirements of Section 162(m) for deducting compensation in excess of $1,000,000. The Committee believes that compensation paid pursuant to the Executive MIP will be deductible.

The shareholders approved the 1997 Omnibus Stock Incentive Plan at the 1997 Annual Meeting of Shareholders and approved the 2002 Stock Incentive Plan at the 2002 Annual Meeting of Shareholders. Therefore, compensation attributable to stock options, stock appreciation rights and certain other awards granted under those plans may be excluded from the $1,000,000 million cap as well. Additionally, cash compensation voluntarily deferred by the executive officers named in the Summary Compensation Table under Apogee’s deferred compensation plans is not subject to the Section 162(m) cap until the year paid.

Compensation paid in fiscal 2006 subject to the Section 162(m) cap is not expected to exceed $1,000,000 for any executive officer named in the Summary Compensation Table other than Mr. Huffer, whose compensation exceeded the $1,000,000 cap by $94,042. As noted above, the compensation paid to Mr. Huffer pursuant to the Executive MIP is expected to be deductible; however, Mr. Huffer exceeded the Section 162(m) $1,000,000 cap in fiscal 2006 primarily due to distributions of Apogee stock from the Amended and Restated 1987 Partnership Plan related to incentive compensation earned by Mr. Huffer prior to fiscal 2006. Therefore, the Committee believes that, except for Mr. Huffer, Apogee will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to the executive officers named in the Summary Compensation Table for fiscal 2006.

The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of Apogee and our shareholders. We therefore may, as we did in fiscal 2006 with respect to Mr. Huffer, choose to provide non-deductible compensation to our executive officers if we deem such compensation to be in the best interests of Apogee and our shareholders.

Review of All Components of Executive Compensation

The Committee has reviewed all components of the compensation paid during fiscal 2006 to the executive officers named in the Summary Compensation Table, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized performance share and SAR gains, the dollar value to the executive and cost to Apogee of all perquisites and other personal benefits, the earnings and accumulated payout obligations under Apogee’s deferred compensation plans, the actual projected payout obligations under Apogee’s supplemental retirement income plan and the hypothetical payout obligations under several potential severance and change-in-control scenarios.

Committee’s Conclusion

Based on this review, the Committee finds the total compensation paid during fiscal 2006 to the executive officers named in the Summary Compensation Table in the aggregate to be reasonable and not excessive. The Committee specifically considered that we do not maintain any employment contracts with such individuals and, as disclosed above, utilized the services of Buck Consultants to perform competitive peer analysis. It should be noted that, when the Committee considers any component of the total compensation paid during fiscal 2006 to the executive officers named in the Summary Compensation Table, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) performance share and SAR gains are taken into consideration in the Committee’s decisions.

The Committee believes the executive compensation policies and actions reported above reflect decisions which are consistent with the overall beliefs and objectives of Apogee.

Compensation Committee of the Board of Directors of Apogee

Michael E. Shannon, Chair	Stephen C. Mitchell
Bernard P. Aldrich	David E. Weiss
Jerome L. Davis

Summary Compensation Table

The following table sets forth the cash and noncash compensation for services in all capacities for each of the last three fiscal years awarded to our Chief Executive Officer and our four other most highly compensated executive officers.

	Fiscal Year	Annual Compensation(1)			Long-Term Compensation					All Other Compensation ($)(6)
					Awards				Payouts
Name and Principal Position		Salary ($)	Bonus ($)(2)		Restricted Stock Awards ($)(3)(4)		Securities Underlying Options (#)	Securities Underlying SARs (#)(5)	LTIP Payouts
Russell Huffer	2006	600,000	497,076		—		—	71,186	—	26,444
Chairman, President and Chief Executive Officer	2005 2004	600,000 600,000	380,330 —	(7)	656,496 —		78,000 50,000	— —	N/A N/A	25,583 23,593
Michael B. Clauer	2006	356,688	193,536		—		—	27,351	—	11,307
Executive Vice President	2005 2004	346,170 317,108	170,701 50,000	(7) (8)	317,927 —		30,000 22,500	— —	N/A N/A	10,453 9,812
James S. Porter	2006	263,228	156,513		69,015	(9)	—	5,101	—	9,857
Chief Financial Officer	2005 2004	213,000 199,538	68,077 50,000	(7) (8)	140,154 —		6,600 4,500	— —	N/A N/A	9,555 9,881
Patricia A. Beithon	2006	249,085	135,519		—		—	17,411	—	12,707
General Counsel and Corporate Secretary	2005 2004	238,000 238,000	117,090 50,000	(7) (8)	220,693 —		22,000 15,000	— —	N/A N/A	12,458 12,117
Gary R. Johnson	2006	159,774	46,372		—		—	3,996	—	16,752
Vice President and Treasurer	2005 2004	149,000 149,000	31,715 —	(7)	71,543 —		4,000 3,000	— —	N/A N/A	14,259 17,777

(1)	Perquisites totaling less than the lesser of $50,000 or 10% of the total salary and bonus for any of the executive officers have been omitted.

(2)	The bonus amounts shown reflect only the cash portion of the annual bonus awarded in each fiscal year and include amounts deferred pursuant to the 1986 Deferred Incentive Compensation Plan, as further described under “1986 Deferred Incentive Compensation Plan” on page 29. For fiscal 2005, for those individuals in the Amended and Restated 1987 Partnership Plan, the remaining bonus amounts were deferred and are shown in the Restricted Stock Awards column, as further detailed below in note 4 to this table.

(3)	Restricted stock awards for fiscal 2006 were in the form of restricted stock and performance shares issued pursuant to the 2002 Omnibus Stock Incentive Plan. Information regarding performance shares awarded in fiscal 2006 is excluded from the table above and is set forth under “Performance Share Awards” on page 26.

(4)	Restricted stock awards for fiscal 2005 were made pursuant to the Amended and Restated 1987 Partnership Plan. The Partnership Plan was eliminated from our compensation program beginning in fiscal 2006. Under the Partnership Plan, participants were given the opportunity voluntarily to defer up to 50% of their annual incentive compensation. The deferred amount was invested in shares of our common stock. The purchase price for the shares was the lesser of (a) the fair market value per share at the date of the participant’s election to defer and (b) the fair market value per share at the date the participant’s incentive compensation award was approved by the Compensation Committee. We matched 100% of a participant’s deferred amount in the form of restricted stock, awarding the participant that number of shares of restricted stock that was equal to the number of shares purchased with the participant’s deferred amount. The individual’s deferred amount vests immediately; however, the shares are held in trust and are generally restricted for a period of not less than five years. Our match vests in equal, annual installments over periods of up to 10 years, as determined by the Compensation Committee. All shares issued pursuant to the Amended and Restated 1987 Partnership Plan are eligible to receive all declared dividends.

The value of each executive officer’s restricted stock awards under the Partnership Plan, as shown in the Restricted Stock Awards column, is calculated by multiplying the closing market price of our common stock on

April 13, 2005, the grant date of the restricted stock awards, by the number of shares awarded. Because the closing market price of our common stock on the date of grant of the awards may be higher than the actual purchase price for the shares, as described above, the value shown in the Restricted Stock Awards column for fiscal 2005 is higher than the aggregate of the participant’s deferred amount and the value of our match.

For each officer listed in the Summary Compensation Table, the total number of restricted shares held in trust pursuant to deferrals and matching awards under the Partnership Plan at the end of fiscal 2006 and the dollar value of those shares as of February 25, 2006, the last day of fiscal 2006, are listed below. The value of the shares is calculated by multiplying the number of shares in each account by the closing price ($17.30) of our common stock on the Nasdaq National Market on February 24, 2006, the last trading day of fiscal 2006.

	Years of Participation (#)	Shares Acquired With:		Aggregate Value ($)
Name		Deferred Amount (#)	Company Match (#)
Russell Huffer	17	61,658	70,614	2,288,306
Michael B. Clauer	5	34,277	31,386	1,135,970
James S. Porter	6	20,478	16,340	636,951
Patricia A. Beithon	5	28,339	33,102	1,062,929
Gary R. Johnson	4	9,771	7,527	299,255

(5)	SARs are stock-settled stock appreciation rights made pursuant to the 2002 Omnibus Stock Incentive Plan. A fixed value of SARs is granted annually at the beginning of each three-year performance period. SARs are granted with an exercise price equal to fair market value of our common stock on the date of grant. The awards generally vest evenly over a three-year period and have a ten-year term. Upon exercise of a SAR, the holder will receive the number of shares of our common stock that has a total value which is equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise.

(6)	Represents the following amounts paid under (a) our 401(k) retirement plan and (b) our employee stock purchase plan, both of which are applicable to executive officers on the same basis as all eligible employees, (c) interest related to the Executive Supplemental Plan (also called the “Restoration Plan”), which is designed to allocate to executive officers amounts not eligible for contributions under the qualified plans because of limitations imposed by the Internal Revenue Code, and (d) interest accrued related to cash bonuses deferred pursuant to the 1986 Deferred Incentive Compensation Plan, which is applicable to executive officers on the same basis as all other eligible employees: for Mr. Huffer, (a) $12,180, (b) $3,900, (c) $10,364 and (d) $0; for Mr. Clauer, (a) $10,114, (b) $390, (c) $803 and (d) $0; for Mr. Porter, (a) $8,297, (b) $1,560, (c) $0, and (d) $0; for Ms. Beithon, (a) $10,024, (b) $1,560, (c) $1,123 and (d) $0; and for Mr. Johnson, (a) $9,810, (b) $780, (c) $0 and (d) $6,162.

(7)	Includes a cash payment in lieu of issuance of stock options based on fiscal 2005 performance in the amount of $1.00 per share of options not issued: for Mr. Huffer, $89,330; for Mr. Clauer, $29,775; for Mr. Porter, $5,955; for Ms. Beithon, $19,260; and for Mr. Johnson, $3,970. The cash payments in lieu of issuance of stock options did not qualify for deferral under the Partnership Plan.

(8)	A special one-time transaction bonus was approved by the Compensation Committee and paid to key employees for their roles in the divestiture of Harmon Glass Company, our former wholly-owned subsidiary. These bonuses did not qualify for deferral under the Partnership Plan.

(9)	On October 12, 2005, in conjunction with his promotion to Chief Financial Officer, Mr. Porter received a restricted stock award of 4,300 shares which will vest in full on April 30, 2008. The value of Mr. Porter’s restricted stock award, as shown in the Restricted Stock Awards column, is calculated by multiplying the closing market price ($16.05) of our common stock on October 12, 2005 by the number of shares awarded. As of February 24, 2006, the last day of fiscal 2006, Mr. Porter held 4,300 shares of restricted stock with a market value of $74,390, based on the closing price ($17.30) of our common stock on the Nasdaq National Market on such date. Mr. Porter has the right to receive dividends with respect to the shares of restricted stock held by him.

Options and Stock Appreciation Rights

No stock options were granted to the executive officers named in the Summary Compensation Table during fiscal 2006. The following table summarizes stock appreciation rights (“SARs”) granted to such named executive officers during fiscal 2006.

SAR Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying SARs Granted (#)(1)	Percent of Total SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for SAR Term
Name					5% ($)	10% ($)
Russell Huffer	71,186	32.1	14.10	4/13/15	631,236	1,599,675
Michael B. Clauer	27,351	12.3	14.10	4/13/15	242,533	614,625
James S. Porter	5,101	2.3	14.10	4/13/15	45,233	114,628
Patricia A. Beithon	17,411	7.8	14.10	4/13/15	154,391	391,256
Gary R. Johnson	3,996	1.8	14.10	4/13/15	35,434	89,797

(1)	Each of these SARs was granted on April 13, 2005. Each SAR vests in equal, annual installments on the first three anniversaries of the date of grant.

(2)	The exercise price for all SAR grants is the fair market value of our common stock on the date of grant.

The following table summarizes stock option exercises during fiscal 2006 by the executive officers named in the Summary Compensation Table and the value of options and SARs held by such persons at the end of fiscal 2006. No SARs were exercised by any of the named executive officers during fiscal 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option and SAR Values

Name	Shares Acquired on Exercise of Options (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options and SARs at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options and SARs at Fiscal Year-End ($)(2)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Russell Huffer	59,446	261,846	286,108/174,686	1,526,162/835,810
Michael B. Clauer	58,086	507,082	41,250/68,601	227,772/335,061
James S. Porter	—	—	40,656/13,801	335,958/68,279
Patricia A. Beithon	—	—	53,000/46,411	414,614/228,900
Gary R. Johnson	1,500	4,223	17,750/9,496	139,242/45,792

(1)	The value realized is determined by subtracting the exercise price per share from the fair market value of our common stock on the date of exercise.

(2)	The value of the unexercised options and SARs is determined by subtracting the exercise price of the options and SARs from the fair market value of our common stock ($17.30) as of February 24, 2006, the last trading day of fiscal 2006.

Performance Share Awards

Performance shares are granted with respect to a three-consecutive fiscal-year period. At the beginning of each period, a fixed dollar value of performance shares is granted and threshold, target and maximum award levels are set. On the date of grant, the executive officer receives (a) the number of shares of our common stock equal to the target number of performance shares (the “Issued Shares”) and (b) the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of shares and the target number of performance shares (the “Additional Shares”). Upon issuance of the Issued Shares, the executive has, subject to certain restrictions, all the rights of a shareholder with respect to the Issued Shares (including voting rights and the right to receive any dividends or other distributions (whether cash, stock or otherwise) paid on the Issued Shares during the Performance Period), unless and until such Issued Shares are forfeited. The number of Issued Shares that may be retained and the number of Additional Shares, if any, that may be issued at the end of the three-year performance period are dependent upon our meeting certain pre-determined corporate financial performance goals. The number of performance shares to which the executive officer will be entitled at the end of the three-year performance cycle may vary between 0% and 200% of target, with a threshold performance level at which 50% of target will become vested. If Apogee does not perform at threshold during the performance period, all performance shares will be forfeited, but previously paid dividends or other distributions will be retained by the executive officer.

The following table summarizes performance share awards during fiscal 2006 to the executive officers named in the Summary Compensation Table, the performance period and the number of shares of our common stock that will be earned as a payout based on threshold, target and maximum performance levels. All performance share awards during fiscal 2006 were granted pursuant to the 2002 Omnibus Stock Incentive Plan.

Long-Term Incentive Plan Awards in the Last Fiscal Year

	Number of Shares (#)(1)	Performance Period until Payout(2)	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name			Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	42,553	2/27/05 – 3/01/08	21,277	42,553	85,106
Michael B. Clauer	19,074	2/27/05 – 3/01/08	9,537	19,074	38,148
James S. Porter	7,826	2/27/05 – 3/01/08	3,913	7,826	15,652
Patricia A. Beithon	13,356	2/27/05 – 3/01/08	6,678	13,356	26,712
Gary R. Johnson	4,459	2/27/05 – 3/01/08	2,230	4,459	8,918

(1)	On the grant date, April 13, 2005, each executive officer received the number of shares of our common stock equal to the target number of performance shares and the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of performance shares and the target number of performance shares.

(2)	For fiscal 2006, the performance period began on the first day of fiscal 2006 and ends on the last day of fiscal 2008. The pre-determined corporate performance goals for the three-year performance period from February 27, 2005 through March 1, 2008 are average return on invested capital, cumulative earnings per share and market share growth.

For each executive officer listed in the Summary Compensation Table, the total number of performance shares held by such executive officer at the end of fiscal 2006 and the dollar value of those shares, as of their respective grant dates and as of February 25, 2006, the last day of fiscal 2006, are listed below.

Name	Performance Shares at Fiscal Year-End(#)	Aggregate Value of Performance Shares on Grant Date ($)(1)	Aggregate Value of Performance Shares at Fiscal Year-End($)(2)
Russell Huffer	42,553	599,997	736,167
Michael B. Clauer	19,074	268,943	329,980
James S. Porter	7,826	110,347	135,390
Patricia A. Beithon	13,356	188,320	231,059
Gary R. Johnson	4,459	62,872	77,141

(1)	The value of each executive officer’s performance share awards for fiscal 2006 as shown in this column is calculated by multiplying the closing market price ($14.10) of our common stock on the Nasdaq National Market on April 13, 2005, the grant date of the performance shares, by the number of performance shares awarded.

(2)	The value of each executive officer’s performance share awards as shown in this column is calculated by multiplying the closing price ($17.30) of our common stock on the Nasdaq National Market on February 24, 2006, the last trading day of fiscal 2006, by the number of performance shares held.

Executive Retirement Plan

We adopted our Officer’s Supplemental Executive Retirement Plan, or “SERP,” effective for the calendar year 1998. The SERP is a non-qualified retirement compensation plan in which Messrs. Huffer and Clauer and Ms. Beithon participate. Messrs. Porter and Johnson do not participate in the SERP. Federal laws limit the amount of compensation that we may consider when determining benefits payable under tax-qualified retirement plans. The SERP was approved in order to provide additional retirement benefits to selected officers and management employees in excess of the benefits that can and are being provided under our other tax-qualified and non-qualified retirement plans for the purpose of providing an incentive to remain with Apogee. The SERP provides for the payment of monthly benefits at “normal retirement date” (age 65). The benefits are determined by multiplying (1) two percent (2%) of the participant’s average monthly compensation for the participant’s five highest consecutive, completed calendar years of annual compensation (including salary, bonus and certain other compensation as reported on a Form W-2) during the last 10 years of employment by (2) the participant’s credited years of service to Apogee. If the participant has less than five consecutive, completed calendar years of service, then the benefits will be based on final average monthly compensation, which will be determined by dividing (a) the participant’s aggregate compensation for all of the participant’s consecutive, completed years of service by (b) the number of months in the consecutive, completed years of service. In either case, the benefits are then offset by Social Security benefits and benefits to be received by the participant under defined contribution pension plans from contributions made by us. For purposes of these calculations, the maximum number of years of service that will be credited to any participant is 20 years. In order to be eligible for payment of any benefits under the SERP, a participant must be at least 55 years old when his or her employment with Apogee terminates. The SERP is an unfunded obligation of Apogee, and participants in the SERP are unsecured creditors of Apogee.

The following table shows the estimated annual benefits payable to participants under the SERP upon reaching normal retirement age. The benefits in this table are computed as a single life annuity starting on the first day of the calendar month following the month in which the participant would attain age 65, offset by the estimated sum of the annuity value of our contributions to the defined contribution plans and the Executive Supplemental Plan (described below) and the participant’s Social Security benefits. The table is applicable for participants joining Apogee at or after the SERP’s inception in 1998. The table does not properly reflect amounts for participants who were employees of Apogee prior to the SERP’s inception.

Estimated Annual Benefits – Officer’s Supplemental Executive Retirement Plan

Final Average Compensation ($)	Years of Service ($)
	5	10	15	20
200,000	0	4,000	16,000	26,000
400,000	10,000	38,000	60,000	75,000
600,000	30,000	78,000	120,000	152,000
800,000	50,000	118,000	180,000	232,000
1,000,000	70,000	158,000	240,000	312,000
1,200,000	90,000	198,000	300,000	392,000
1,400,000	110,000	238,000	360,000	472,000
1,600,000	130,000	278,000	420,000	552,000
1,800,000	150,000	318,000	480,000	632,000

For purposes of computing estimated annual benefits under the SERP, the executive officers named in the Summary Compensation Table have credited years of service and final average compensation under the SERP as of December 31, 2005 as follows: Mr. Huffer, 19 years, $1,083,000; Mr. Clauer, five years, $495,200; and Ms. Beithon, six years, $396,800. Messrs. Porter and Johnson do not participate in the SERP.

Restoration Plan

We adopted our Executive Supplemental Plan, which we refer to as the “Restoration Plan,” effective for calendar year 1998. In fiscal 2004, we discontinued contributions to the Restoration Plan; however, interest on amounts contributed to the plan in prior years continues to accrue. The Restoration Plan is a non-qualified retirement plan. It was approved in order to provide additional retirement benefits to executive and senior officers in excess of benefits that can and are being provided under our other tax-qualified retirement plans for the purpose of providing an incentive to remain with Apogee. The Restoration Plan provides benefits to selected individuals whose contributions to the tax-qualified retirement plans are restricted by the Internal Revenue Code, which limits compensation that may be considered for qualified pension plan purposes. The Restoration Plan was designed to provide participants with retirement benefits on a non-qualified basis, so that the total Apogee-provided retirement benefits under our tax-qualified retirement plans and the Restoration Plan will be equal to the benefits participants would have received under our tax-qualified retirement and deferred compensation plans if:

•	the limitations of the Internal Revenue Code did not apply; and

•	the definition of compensation in the defined contribution pension plan included incentive compensation.

The Restoration Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Messrs. Huffer and Clauer and Ms. Beithon are participants in the Restoration Plan. Messrs. Porter and Johnson do not participate in the Restoration Plan.

1986 Deferred Incentive Compensation Plan

We adopted our 1986 Deferred Incentive Compensation Plan effective February 27, 1986. The 1986 Deferred Incentive Compensation Plan is a non-qualified deferred compensation plan for a select group of management or highly compensated employees of Apogee and its subsidiaries who are eligible to receive compensation under Apogee’s annual incentive compensation plan. Prior to the beginning of each fiscal year, participants may elect to defer up to 100% of the amount that may be earned under their annual incentive compensation plan. There is no maximum dollar limit on the amount that may be deferred each year. The deferred cash amounts earn interest that is compounded quarterly on the last day of each fiscal quarter. The applicable interest rate is determined as of the beginning of each fiscal year, and is the greater of the following rates: (1) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of ten years; or (2) one-half of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior fiscal year. The 1986 Deferred Incentive Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Messrs. Huffer and Johnson have deferred incentive compensation pursuant to the 1986 Deferred Incentive Compensation Plan. Messrs. Clauer and Porter and Ms. Beithon do not participate in the plan.

Severance Agreements

Each of our current executive officers named in the Summary Compensation Table is a party to a severance agreement with us designed to retain the executive officer and provide for continuity of management in the event of an actual or threatened change in control of Apogee (as “change in control” is defined in the agreements). The agreements provide that, in the event of a change in control, each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without cause or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the agreements) within two years after the change in control. In these circumstances, Messrs. Huffer, Clauer and Porter and Ms. Beithon will each receive a severance payment equal to two times the executive officer’s annual salary plus the executive’s targeted annual bonus (as calculated under the terms of the agreements), and Mr. Johnson will receive a severance payment equal to his annual salary plus targeted annual bonus (as calculated under the terms of the agreement). Options granted under our Amended and Restated 1987 Stock Option Plan, 1997 Omnibus Stock Incentive Plan and 2002 Omnibus Stock Incentive Plan, SARs and Restricted Stock awarded under our 2002 Omnibus Stock Plan, and agreements relating to our match under our Amended and Restated 1987 Partnership Plan also provide for payment or immediate vesting of awards in the event of a change in control of Apogee. If an executive officer is a “key employee” (as defined in Section 409A of the Internal Revenue Code) payment of certain deferred amounts under the Restated 1987 Partnership Plan will not be made before the date that is six months after the employment termination date.

COMPARATIVE STOCK PERFORMANCE

The line graph below compares the cumulative total shareholder return on our common stock for the last five fiscal years with cumulative total return on the Standard & Poor’s Small Cap 600 Index, the current peer group index described below and the Russell 2000 Index. This graph assumes a $100 investment in each of Apogee, the Standard & Poor’s Small Cap 600 Index, the current peer group composite index and the Russell 2000 Index at the close of trading on March 2, 2001, and also assumes the reinvestment of all dividends.

	Fiscal 2001	Fiscal 2002	Fiscal 2003	Fiscal 2004	Fiscal 2005	Fiscal 2006
Apogee	$100.00	$127.91	$94.32	$147.59	$171.28	$212.23
Current Peer Group	100.00	145.99	97.43	186.16	183.78	231.60
S&P Small Cap 600 Index	100.00	107.92	84.71	130.73	153.04	175.43
Russell 2000 Index	100.00	101.73	77.76	127.84	140.79	164.56

For the fiscal year ended February 25, 2006, our primary business activities included architectural glass products and services (approximately 83% of net sales), large-scale optical technologies (approximately 13% of net sales) and automotive replacement glass and services (approximately 4.5% of net sales). We are not aware of any competitors, public or private, that are similar to us in size and scope of business activities. Most of our direct competitors are either privately owned or divisions of larger, publicly owned companies. The current peer group represented in the line graph above consists of all public companies with market capitalization of $500 million or less as of February 25, 2006 that are known by us to be engaged in some aspect of glass and/or aluminum products or services for construction and/or automotive end markets. The companies included in this peer group are International Aluminum Corporation and Southwall Technologies. Prior to fiscal 2005, Butler Manufacturing Corporation, Donnelly Corporation and SunSource, Inc. (previously Sun Distributors) had been included in this peer group; however, they have been removed due to the fact that they were acquired by other companies during our fiscal years ended February 26, 2005, March 1, 2003 and March 2, 2002, respectively, and are no longer U.S. public reporting companies. Because our current peer group has included only two companies since fiscal 2005, we intend to replace our current peer group with the Russell 2000 Index as we believe the Russell 2000 Index will provide a more meaningful comparison of stock performance than our current peer group. We have included the Russell 2000 Index in the graph above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensati on Committee Interlocks and Insider Participation

During fiscal 2006, the following individuals served as members of our Compensation Committee: Bernard P. Aldrich, Jerome L. Davis, Stephen C. Mitchell, Michael E. Shannon and David E. Weiss. None of these directors has ever served as an officer or employee of Apogee or any of our subsidiaries. During fiscal 2006, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or any Board committee.

Certain Relationships and Transactions with Directors

In the ordinary course of business, we and our subsidiaries enter into transactions with other business entities in which one or more of our directors and nominees for director may serve as executive officers, partners or shareholders. The terms of all such transactions were negotiated at arms’ length and resulted in terms as fair to us and our subsidiaries as could have been obtained from third parties, and none of our directors or nominees for director has a material interest in any such transaction.

James L. Martineau’s daughter-in-law has been employed by one of our subsidiaries in a field sales capacity since 2003. She is compensated pursuant to the same compensation plan for other field sales employees. In fiscal 2007, she will receive an annual base salary of $30,000 and be eligible for sales commissions. In fiscal 2006, Ms. Martineau received compensation in salary and sales commissions of approximately $145,000.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED

APOGEE ENTERPRISES, INC. 2002 OMNIBUS STOCK INCENTIVE PLAN

On April 11, 2002, the Board of Directors adopted the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan, which became effective upon approval of our shareholders on June 18, 2002. On June 21, 2005, the shareholders approved an amended and restated version of the 2002 Omnibus Stock Incentive Plan (the “Current Stock Plan”) which eliminated the provisions restricting grants of restricted stock, restricted stock units and performance awards to 360,000 shares. The Board of Directors has adopted, subject to shareholder approval, an amended and restated version of the Current Stock Plan (the “Amended and Restated Stock Plan”), which:

•	increases the number of common shares available under the Current Stock Plan by 1,600,000 shares to a total of 3,400,000 common shares;

•	increases the number of common shares available for grants of incentive stock options under the Current Stock Plan by 1,280,000 shares to a total of 2,720,000 common shares;

•	adds a provision to the Current Stock Plan restricting grants of restricted stock, restricted stock units and performance awards to 1,700,000 shares;

•	amends the share counting provisions of the Current Stock Plan to provide that shares tendered by a participant or withheld by Apogee as full or partial payment to Apogee of the purchase or exercise price relating to an award, or in connection with the satisfaction of tax obligations relating to an award, will not be available for future grants under the plan;

•	amends the share counting provisions of the Current Stock Plan to provide that if stock appreciation rights are settled in shares upon exercise, the aggregate number of shares subject to the award rather than the number of shares actually issued upon exercise will be counted against the number of shares authorized under the plan;

•	amends the provisions in the Current Stock Plan relating to performance awards to add performance metrics and additional requirements in order for such awards to constitute awards of “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code; and

•	adds a provision to the Current Stock Plan that prohibits repricing of stock appreciation rights without shareholder approval.

No other amendments have been made to the Current Stock Plan.

The purpose of the Amended and Restated Stock Plan is to aid in attracting and retaining management personnel and non-employee directors capable of providing strategic direction to Apogee and assuring our future success, to offer these individuals and other employees incentives to put forth maximum efforts for the success of our business and to afford them an opportunity to acquire a proprietary interest in Apogee, thereby aligning their interests with those of our shareholders.

The Amended and Restated Stock Plan authorizes the grant of stock options and several other types of stock-based awards. The Board of Directors believes that stock options, other stock-based awards and performance awards have been, and will continue to be, a very important factor in attracting and retaining talented employees and non-employee directors. In addition, the Board of Directors believes that because stock-based compensation aligns the interests of our employees and non-employee directors with the interests of our shareholders, we should encourage our employees and directors to own equity in Apogee. Stock incentive awards enhance shareholder value by increasing our employees’ loyalty to Apogee and providing increased motivation for them to contribute to our future success.

If the Amended and Restated Stock Plan is approved by shareholders, it will be effective as of June 28, 2006 and will supersede the Current Stock Plan. If the Amended and Restated Stock Plan is not approved by our shareholders, it will not take effect or supersede the Current Stock Plan, and the Current Stock Plan will remain in full force and effect.

Summary of the Plan

The following summary describes the material terms of the Amended and Restated Stock Plan. A copy of the Amended and Restated Stock Plan is attached to this proxy statement as Appendix A. You should refer to Appendix A for all the terms of the Amended and Restated Stock Plan.

Shares Authorized

The Amended and Restated Stock Plan will authorize the issuance of an aggregate of 3,400,000 shares of our common stock. Not more than 2,720,000 shares will be available for granting incentive stock options under the Amended and Restated Stock Plan, and not more than 1,700,000 shares will be available for granting restricted stock, restricted stock units and performance awards under the Amended and Restated Stock Plan. The total number of shares authorized for issuance under the Amended and Restated Stock Plan represents 12.1% of the shares of our common stock issued and outstanding on May 4, 2006.

Shares that are subject to awards under the Amended and Restated Stock Plan that terminate, lapse or are cancelled or forfeited will be available again for grants under the Amended and Restated Stock Plan. Shares that are tendered by a participant or withheld by Apogee as full or partial payment to Apogee of the purchase or exercise price relating to an award, or in connection with the satisfaction of tax obligations relating to an award, including shares tendered in connection with the exercise of a reload option, will not be available for future grants under the Amended and Restated Plan. If stock appreciation rights are settled in shares upon exercise, the aggregate number of shares subject to the award rather than the number of shares actually issued upon exercise will be counted against the number of shares authorized under the Amended and Restated Stock Plan.

Eligibility

Any employee, officer, director, consultant or independent contractor providing services to us or any of our affiliates is eligible to receive awards under the Amended and Restated Stock Plan. However, non-employee directors may be granted awards under the Amended and Restated Stock Plan only in limited circumstances described below under “Non-Employee Director Awards.” As of May 4, 2006, approximately 4,500 employees were eligible to participate in the Amended and Restated Stock Plan; however, we currently do not intend to make awards under the Amended and Restated Stock Plan to a broad base of employees.

Plan Administration

The Amended and Restated Stock Plan will be administered by a committee of our Board of Directors composed of a number of directors that is no less than the number required to permit the Amended and Restated Stock Plan to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act. Currently, these provisions require that at least two directors serve on the committee. Each director serving on the committee must be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Amended and Restated Stock Plan states that the Compensation Committee shall act as such committee until our Board of Directors designates a different committee.

The committee will have the authority to establish rules for the administration of the Amended and Restated Stock Plan, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of common stock covered by the awards, and to set the vesting and other terms and conditions of awards. The committee may accelerate the vesting of awards. The committee also has the authority to determine whether the payment of any amounts received under any award may be deferred for federal income tax purposes.

The committee may delegate to one or more officers of Apogee or any of our affiliates the right to grant awards under the Amended and Restated Stock Plan with respect to individuals who are not subject to Section 16 of the Exchange Act, provided that such delegation is in a manner that complies with the requirements of Section 162(m) of the Internal Revenue Code. Our Board of Directors may exercise the powers and duties of the committee under the Amended and Restated Stock Plan at any time with respect to individuals who are not subject to Section 16 of the Exchange Act.

Types and Terms of Awards

The Amended and Restated Stock Plan will permit the granting of (a) stock options, including “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code, and “non-qualified stock options” that do not meet such requirements, (b) stock appreciation rights, or “SARs,” (c) restricted stock and restricted stock units, (d) performance awards and (e) other awards valued in whole or in part by reference to or otherwise based upon our common stock (“other stock-based awards”). Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of common stock, cash or any combination thereof, as the committee determines.

The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security that may be purchased under any other stock-based award will not be less than 100% of the fair market value of our common stock on the date of grant. Awards granted under the Amended and Restated Stock Plan may not have a term longer than 10 years. No person may be granted any award or awards under the Amended and Restated Stock Plan, the value of which is based solely on an increase in the value of our common stock after the date of grant, for more than 500,000 shares of common stock in the aggregate in any calendar year.

Stock Options

Options may be exercised by payment of the exercise price, either in cash or, at the discretion of the committee, in whole or in part by tendering previously owned shares of our common stock or other consideration having a fair market value on the date of exercise equal to the exercise price. Determinations of fair market value under the Amended and Restated Stock Plan will be made in accordance with methods and procedures established by the committee. If not otherwise determined by the committee, the fair market value of the common stock on a given date will be the closing price of the common stock as reported on the Nasdaq National Market on that date or, if the Nasdaq National Market is not open for trading on that date, on the next date when it is open for trading.

The Amended and Restated Stock Plan provides that the committee may grant “reload” options, either separately or together with another option. Pursuant to a reload option, a participant who exercises an option by tendering shares of our common stock (or who pays the amount of tax required to be withheld upon such exercise by tendering shares), would be granted a new option, having an exercise price equal to the fair market value on the date of grant of the reload option, to purchase a number of shares not exceeding the number of shares tendered to exercise the option and pay withholding taxes. The term of the reload option may not be longer than the remaining term of the original option. Only one reload option may be granted with respect to any option granted under the Amended and Restated Stock Plan.

SARs

The holder of a SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the committee so determines, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

Restricted Stock and Restricted Stock Units

Holders of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of common stock (or a cash payment equal to the fair market value of the shares) at some future date. The holder of restricted stock may have all of the rights of our shareholders (including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect to the stock), or these rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the committee have lapsed. Upon termination of the holder’s employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the committee determines otherwise.

Performance Awards

The committee may grant awards under the Amended and Restated Stock Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Performance awards will provide their holders the right to receive payments, in whole or in part, upon the achievement of goals established by the committee during performance periods established by the committee. A performance award may be denominated or payable in cash, shares of common stock or restricted stock, restricted stock units, other securities, other awards or other property. The committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Internal Revenue Code.

Performance goals must be based solely on one or more of the following business criteria, applied on an individual, business unit or corporate basis: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest, taxes, depreciation and amortization (EBITDA) as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return including performance (total shareholder return) relative to the Standard & Poor’s Small Cap 600 Index or similar index or performance (total stockholder return) relative to the proxy comparator group, in both cases as determined pursuant to Rule 402(l) of Regulation S-K promulgated under the Exchange Act, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume and change in working capital.

The target and range of a participant’s possible awards established by the committee will be between zero and 300% of the participant’s annual base compensation for the Chief Executive Officer. The target and range of a participant’s possible awards established by the committee will be between zero and 200% of the participant’s annual base compensation for each of the Executive Vice Presidents, the Chief Financial Officer, the Chief Information Officer and the General Counsel. For other participants, the committee will establish such targets and ranges. The maximum bonus which may be paid to any participant pursuant to any performance award with respect to any fiscal year will not exceed $3,500,000.

Under the Amended and Restated Stock Plan, following the close of each performance period and prior to payment of any amount to any participant, the committee must certify in writing as to the attainment of all factors (including the performance factors for a participant) upon which any payments to a participant for that fiscal year are to be based.

Other Stock-Based Awards

The committee also is authorized to grant other types of awards that are denominated or payable in or otherwise related to our common stock. The Amended and Restated Stock Plan provides that the committee shall establish the terms and conditions of such awards.

Non-Employee Director Awards

Non-employee directors may not be granted any awards under the Amended and Restated Stock Plan other than stock options granted under the terms and conditions described below, and the authority of the committee with respect to granting awards to non-employee directors will be limited to ministerial and non-discretionary matters.

Under the Amended and Restated Stock Plan, each non-employee director automatically will be granted an option to purchase 4,000 shares of our common stock on the date of the non-employee director’s election or reelection to the Board of Directors and on the date of each other annual meeting of shareholders as to which the non-employee director is in office, so long as the director’s term of office as a director is not expiring on that date. In addition to this automatic fixed option grant, each non-employee director will be granted an additional option to purchase a number of shares of our common stock such that, when combined with the fixed grant, the total number of shares subject to the two options will equal an amount of shares that will provide the non-employee director with dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the 50th percentile of a comparator group of public companies selected by the committee with the assistance of an independent consulting firm expert in such matters. The comparator group will be reviewed by the committee on an annual basis. For purposes of determining the number of options to be granted, each option will be valued at 33% of the fair market value of one share of our common stock as of the date of grant of the option.

As an example, assuming the dollar-denominated, equity-based compensation received by non-employee directors in the fiftieth percentile of the comparator group is $40,000 and the fair market value of our common stock on the date of the annual meeting of shareholders is $15.00, then:

•	the value of each option share would equal $4.95 (determined by multiplying $15.00 by 33%);

•	options to purchase an aggregate of 8,081 shares of our common stock (determined by dividing $40,000 by $4.95) would be granted by each non-employee director at the annual meeting, in the form of a fixed option to purchase 4,000 shares and an additional option to purchase 4,081 shares (determined by subtracting 4,000 from 8,081); and

•	each option would have an exercise price of $15.00 per share (the fair market value of the common stock on the date of the annual meeting).

Notwithstanding the foregoing, under the Amended and Restated Stock Plan, non-employee directors may not be granted options to purchase more than 10,000 shares of our common stock, in the aggregate, in any fiscal year.

Stock options granted to non-employee directors will have an exercise price equal to 100% of the fair market value of our common stock on the date of grant. All stock options granted to non-employee directors will be non-qualified stock options, will become exercisable in full six months after the date of grant, and will terminate on the tenth anniversary of the date of grant. The options will be subject to all other terms and conditions set forth in the Amended and Restated Stock Plan and in the form of non-qualified stock option agreement used by us from time to time.

Transferability

In general, no award and no right under any award granted under the Amended and Restated Stock Plan will be transferable by its recipient otherwise than by will or by the laws of descent and distribution.

Withholding Obligations

Under the Amended and Restated Stock Plan, the committee may permit participants receiving or exercising awards to surrender previously owned shares of our common stock to satisfy federal, state or local withholding tax obligations.

Adjustments; No Option Repricing

In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities, or other similar corporate transaction affecting the shares of common stock, the committee will, if deemed appropriate in order to prevent the diminution or enlargement of any benefits resulting from an award under the Amended and Restated Stock Plan, adjust the number of shares subject to the award and the exercise price and other provisions of the award. Except for these adjustments, no option may be amended to reduce its initial exercise price, and no option may be canceled and replaced with an option or options having a lower exercise price. In addition, no stock appreciation right may be amended to reduce its grant price and no stock appreciation right may be canceled and replaced with a stock appreciation right having a lower grant price.

Amendments

The Board of Directors may amend, alter or discontinue the Amended and Restated Stock Plan at any time. However, shareholder approval must be obtained for any amendment that requires the approval of shareholders under any rules or regulations of the Nasdaq National Market or any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to us, or that would cause us to be unable to grant incentive stock options under the Amended and Restated Stock Plan, or that would cause Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code to become unavailable with respect to the Amended and Restated Stock Plan.

Effective Date; Term

The Amended and Restated Stock Plan will become effective immediately upon approval by our shareholders. Awards under the Amended and Restated Stock Plan will only be granted during a 10-year period beginning on June 18, 2002, the original effective date of the Current Stock Plan. However, any award granted may extend beyond this 10-year period.

Historical Awards Under the Current Stock Plan

The following table sets forth information with respect to restricted stock awards (including performance shares), SARs grants and stock option grants to the executive officers named in the Summary Compensation Table and the specified groups set forth below, each pursuant to the Current Stock Plan as of February 25, 2006.

Name and Principal Position	Restricted Stock Awarded	SARs Awarded	Options Granted
Russell Huffer Chairman, President, Chief Executive Officer and Director Nominee	42,553	71,186	180,077
Michael B. Clauer Executive Vice President	19,074	27,351	53,793
James S. Porter Chief Financial Officer	12,126	5,101	—
Patricia A. Beithon General Counsel and Corporate Secretary	13,356	17,411	16,242
Gary R. Johnson Vice President and Treasurer	4,459	3,996	—
Bernard P. Aldrich Director Nominee	—	—	30,058
Sara L. Hays Director Nominee	—	—	5,642
John T. Manning Director Nominee	—	—	10,000
Richard V. Reynolds Director Nominee	—	—	—
All executive officers as a group (6 persons)	95,568	125,045	250,112
All non-executive directors as a group (9 persons)	—	—	169,123
Each associate of the above-mentioned directors, executive officers or nominees	—	—	—
Each other person who received or is to receive 5% of such options	—	—	—
All employees (other than executive officers) as a group (21 persons)	89,529	71,289	86,973

Ne w Plan Benefits

No benefits or amounts have been granted, awarded or received under the Amended and Restated Stock Plan that are subject to shareholder approval. As described above, the Amended and Restated Stock Plan provides for our non-employee directors to receive both an automatic fixed grant of options to purchase 4,000 shares of our common stock and a variable, dollar-denominated stock option grant such that the total number of shares subject to both types of options will provide our non-employee directors with total dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the 50th percentile of a comparator group of public companies. The total number of shares subject to both types of options granted in any one calendar year may not exceed 10,000 shares per non-employee director. If the Amended and Restated Stock Plan is approved by our shareholders at the annual meeting, in the aggregate, options to purchase 40,000 shares of our common will be automatically granted to ten of our non-employee directors at the time of the annual meeting. Except for such automatic fixed option grants to non-employee directors and the variable, dollar-denominated stock grants to our non-employee directors, which are not yet determinable, the committee in its sole discretion will determine the number and types of awards that will be granted under the Amended and Restated Stock Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants (other than pursuant to the automatic fixed grants to our non-employee directors) if the Amended and Restated Stock Plan were to be approved by our shareholders. The closing price of our common stock on the Nasdaq National Market on May 4, 2006, was $15.85.

E quity Compensation Plan Information

The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares remaining available for future issuance under our equity compensation plans as of February 25, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(3)
Equity compensation plans approved by security holders	2,420,318	$12.14	990,392
Equity compensation plans not approved by security holders	None	Not Applicable	None
Total	2,420,318	$12.14	990,392

(1)	Includes shares underlying options and stock appreciation rights granted under our 2002 Omnibus Stock Incentive Plan and options granted under our 1997 Omnibus Stock Incentive Plan and our 1987 Stock Option Plan. None of the outstanding stock options and stock appreciation rights have dividend rights attached, nor are they transferable for consideration. Does not include 223,597 shares of restricted stock that are issued and outstanding, including 175,797 performance shares issued at target levels. All of the shares of restricted stock outstanding have dividend rights attached, but none of the shares of restricted stock are transferable for consideration. The number of performance shares that will vest at the end of the three-year performance period may vary between 0% and 200% of target, with 50% and 200% of target becoming vested at threshold and maximum performance, respectively. All performance shares will be forfeited if Apogee does not perform at threshold during the performance period. Includes 175,797 performance shares that will be issued at the end of the three-year performance period if Apogee performs at the maximum level during the performance period.

(2)	The weighted-average exercise price does not take into account the 175,797 performance shares described in note 1 to this table that will be issued if Apogee performs at the maximum level during the three-year performance period.

(3)	Of these shares, 111,993 are available for issuance under our Amended and Restated 1987 Partnership Plan, 706,142 are available for grant under our 2002 Omnibus Stock Incentive Plan, 0 are available for grant under our 1997 Omnibus Stock Incentive Plan, and 172,257 are available for grant under our Non-Employee Director Deferred Compensation Plan. The 706,142 shares available for grant under the 2002 Omnibus Stock Incentive Plan may become the subject of future awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards and all 706,142 shares are available for granting restricted stock, restricted stock units and performance awards under the plan.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Amended and Restated Stock Plan.

Options and SARs

The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that an alternative minimum tax and possibly a payroll tax liability may result), and we will not be entitled to a tax deduction when an incentive stock option is exercised but may incur a payroll tax liability.

Upon exercising a non-qualified stock option, the optionholder must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and we will be entitled at that time to a tax deduction for the same amount. Upon the exercise of an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and are deductible by us.

The tax consequence to an optionholder upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequences to Apogee in connection with the disposition of shares acquired under an option. However, Apogee may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Other Awards

For other awards granted under the Amended and Restated Stock Plan that are payable in cash or shares of common stock and that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for the shares of common stock by the holder of the award. In this case, we will be entitled at that time to a deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation.

For an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares of common stock by the holder. In this case, we will be entitled at that time to a tax deduction for the same amount if and to the extent that amount is deductible.

Special Rules

Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, are determined as of the end of such period.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the Amended and Restated Stock Plan. Proxies will be voted FOR the proposal unless otherwise specified.

AUDIT COMMITTEE REPORT AND

PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees Apogee’s financial reporting process (including our system of financial controls and internal and external auditing procedures), oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, and assesses and establishes policies and procedures to manage our business and financial risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Committee operates under a written charter, which we annually review, and has authority to retain independent counsel and other external advisors from time to time to help us fulfill our oversight duties.

In performing our functions, the Committee acts only in an oversight capacity. In our oversight role, we rely on the work and assurances of Apogee’s management, which has the primary responsibility for Apogee’s financial statements and reports, of our internal auditors, and of our independent registered public accounting firm which, in its report, expresses the firm’s opinion on the conformity of our annual financial statements with generally accepted accounting principles. We retained Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ended February 25, 2006. We retained PricewaterhouseCoopers LLP to provide internal audit services to us in fiscal 2003, 2004, 2005 and 2007. We retained Grant Thornton to provide internal audit services to us in fiscal 2006.

The Committee is composed entirely of non-employee directors, all of whom are independent in accordance with current Nasdaq listing standards and the rules of the Securities and Exchange Commission. None of the Committee members has participated in the preparation of our financial statements or the financial statements of our current subsidiaries at any time during the past three years. Each Committee member is able to understand fundamental financial statements, and at least one Committee member has past experience in accounting or related financial management experience. During fiscal 2006, the members of the Committee were Messrs. Aldrich, Manning and Marzec, who have served on the Committee throughout fiscal 2006, Mr. Weiss, who has served since July 2005, Jerome L. Davis, who served on the Committee through the 2005 Annual Meeting of Shareholders, and Barbara B. Grogan, who served on the Committee until her retirement from the Board in June 2005.

The Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm, including significant accounting judgments and estimates applied by Apogee in our financial statements and the reasonableness thereof. Management represented to the Committee that our financial statements were prepared in accordance with generally accepted accounting principles and that our financial statements fairly present, in all material respects, the financial condition and results of operations of Apogee.

The Committee discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Committee received and discussed with the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), relating to the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 25, 2006, for filing with the Securities and Exchange Commission. The Committee appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2007.

Audit Committee of the Board of Directors of Apogee

Robert J. Marzec, Chair	John T. Manning
Bernard P. Aldrich	David E. Weiss

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP for fiscal 2006 and 2005.

	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$975,000	$976,000
Audit-Related Fees(2)	23,000	77,000
Tax Fees(3)	73,000	64,000
All Other Fees	0	0

Total	$1,071,000	$1,117,000

(1)	Audit fees consisted of audit work performed in preparation of our annual financial statements, audit of internal controls over financial reporting, and review of the quarterly financial statements included in our quarterly reports on Form 10-Q for fiscal 2006 and 2005.

(2)	Audit-related fees include fees for audits of our employee benefit plans and internal control assistance.

(3)	Tax fees for fiscal 2006 and 2005 consisted of $43,000 and $27,000, respectively, for U.S. tax return preparation and review, and $30,000 and $37,000, respectively, for other miscellaneous tax consultations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the Securities and Exchange Commission, the Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of the Audit Committee, who reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services provided by the independent registered public accounting firm in fiscal 2006 and 2005, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2007. Deloitte & Touche LLP served as our independent registered public accounting firm for fiscal years ended March 1, 2003, February 28, 2004, February 26, 2005 and February 25, 2006. In addition, Deloitte & Touche LLP re-audited our financial statements for fiscal year ended March 2, 2002. Deloitte & Touche LLP reports to the Audit Committee of our Board of Directors.

While it is not required to do so, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending March 3, 2007 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at the 2006 Annual Meeting of Shareholders and will be afforded the opportunity to make a statement and respond to questions.

The Audit Committee of the Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2007. Proxies will be voted FOR the proposal unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Any shareholder wishing to have a proposal considered for inclusion in our proxy statement for the 2007 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders in accordance with all applicable rules and regulations of the Securities and Exchange Commission no later than January 19, 2007.

Under our Amended and Restated Bylaws, a shareholder proposal not included in our proxy statement for the 2007 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2007 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated Bylaws, including delivering notice of the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders, no later than February 28, 2007.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders for the fiscal year ended February 25, 2006, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 25, 2006, is being delivered with this proxy statement. Shareholders who wish to obtain additional copies of our Annual Report on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com

E-mail:	IR@apog.com

Telephone:	(877) 752-3432

Fax:	(952) 896-2400

Mail:	Investor Relations

Apogee Enterprises, Inc.

7900 Xerxes Avenue South, Suite 1800

Minneapolis, Minnesota 55431-1159

OTHER MATTERS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Beithon General Counsel and Corporate Secretary

Dated: May 19, 2006

Appendix A

APOGEE ENTERPRISES, INC.

AMENDED AND RESTATED

2002 OMNIBUS STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining management personnel and Non-Employee Directors capable of providing strategic direction to, and assuring the future success of, the Company, to offer such personnel and directors and other employees, as determined by the Committee from time to time, incentives to put forth maximum efforts for the success of the Company’s business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such personnel and directors with the Company’s shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean a committee of the Board of Directors designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3. Each member of the Committee shall be a “nonemployee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall be the Compensation Committee of the Board of Directors, until such time as the Board of Directors designates another committee to act as the Committee.

(g) “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board of Directors.

(i) “Eligible Person” shall mean any employee, officer, Director, consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. Except as otherwise set forth in Section 7 of the Plan, a Non-Employee Director shall not be an Eligible Person.

(j) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ National Market on such date or, if such Market is not open for trading on such date, on the day closest to such date when such Market is open for trading.

(l) “Fixed Grant” shall mean the grant of an annual, 4,000 Share Option to each Non-Employee Director pursuant to Section 7(b) of the Plan.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “Non-Employee Director” shall mean a director who is not also an employee of the Company or an Affiliate.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option, including a Reload Option and all Options granted pursuant to Section 7 of the Plan.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t) “Person” shall mean any individual, corporation, partnership, association or trust.

(u) “Plan” shall mean this Apogee Enterprises, Inc. Amended and Restated 2002 Omnibus Stock Incentive Plan, as amended from time to time.

(v) “Reload Option” shall mean a Non-Qualified Stock Option granted under Section 6(a)(iv) of the Plan.

(w) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(x) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(z) “Shares” shall mean shares of Common Stock, $.33-1/3 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(bb) “Variable Grant” shall mean the grant of an annual, variable Share Option to each Non-Employee Director pursuant to Section 7(b) of the Plan.

(cc) “1997 Plan” shall mean the Apogee Enterprises, Inc. 1997 Omnibus Stock Incentive Plan, as amended from time to time.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that Section 7 of the Plan shall not be administered by the Committee but rather by the Board of Directors subject to the provisions and restrictions of Section 7. Subject to the express provisions of the Plan and to applicable law, and except with respect to Section 7 of the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan with regard to any Person who is not an officer or director of the Company or any Affiliate who is subject to Section 16 of the Exchange Act.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 3,400,000 Shares. Shares that are subject to Awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan. Shares that are tendered by a Participant or withheld by the Company as full or partial payment to the Company of the purchase or exercise price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, including Shares tendered in connection with the exercise of a Reload Option, shall not be available for future grants under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If Stock Appreciation Rights are settled in Shares upon exercise, the aggregate number of Shares subject to the Award rather than the number of Shares actually issued upon exercise shall be counted against the number of Shares authorized under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Incentive Stock Options Limitations. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 2,720,000 Shares, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

(e) Restricted Stock, Restricted Stock Units and Performance Award Limitations. The number of Shares available for granting Restricted Stock, Restricted Stock Units and Performance Awards under the Plan shall not exceed 1,700,000 Shares, subject to adjustment as provided in the Plan.

(f) Non-Employee Director Award Limitations. No Non-Employee Director may be granted any Award or Awards under the Plan for more than 10,000 Shares in the aggregate in any calendar year.

(g) General Award Limitations. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Awards is based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 500,000 Shares in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 5. Eligibility.

Any Eligible Person, including any Eligible Person who is an officer or Director of the Company (but not a Non-Employee Director) or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision. Non-Employee Directors shall be eligible to receive Awards of Non-Qualified Stock Options under the Plan only as provided in Section 7 of the Plan.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee; provided that, under all circumstances, no Option shall be granted for a term in excess of 10 years.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Reload Options. The Committee may grant Options (“Reload Options”), separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted Option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted Option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Option to which such Reload Option relates pursuant to the relevant provisions of the Plan or agreement relating to such Option. Reload Options may be granted with respect to Options previously granted under the Plan or may be granted in connection with any Option granted under the Plan at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the Reload Option, and shall have a term not to exceed the remaining term of the Option with respect to which the Reload Option was granted. Reload Options may be granted only with respect to Non-Qualified Stock Options. No Reload Option may be granted with respect to the exercise of any other Reload Option under this Plan. Reload Options may be granted only to Participants who are Eligible Persons on the date of grant of a Reload Option. No Reload Option may be exercised less than six months after the date of grant of such Reload Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

The Committee intends to have Performance Awards constitute awards of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Notwithstanding any other provision of the Plan to the contrary, the following additional requirements shall apply to all Performance Awards made to any Participant:

(i) Any Performance Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the shareholders of the Company at the Company’s 2006 Annual Meeting of Shareholders.

(ii) The right to receive a Performance Award shall be determined solely on account of the attainment of one or more pre-established, objective performance goals selected by the Committee in connection with the grant of the Performance Award. Such performance goals may apply to the Participant individually, an identifiable business unit of the Company or the Company as a whole. The performance goals shall be based solely on one or more of the following business criteria: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest, taxes, depreciation and amortization (EBITDA) as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return including performance (total shareholder return) relative to the Standard & Poor’s Small Cap 600 Index or similar index or performance (total stockholder return) relative to the proxy comparator group, in both cases as determined pursuant to Rule 402(l) of Regulation S-K promulgated under the Exchange Act, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume and change in working capital. The foregoing shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

(iii) The target and range of a Participant’s possible awards established by the Committee shall be between zero and 300% of the Participant’s annual base compensation for the Chief Executive Officer. The target and range of a Participant’s possible awards established by the Committee shall be between zero and 200% of the Participant’s annual base compensation for each of the Executive Vice Presidents, the Chief Financial Officer, the Chief Information Officer and the General Counsel. For other Participants, the Committee shall establish such targets and ranges. The maximum bonus which may be paid to any Participant pursuant to any Performance Award with respect to any fiscal year shall not exceed $3,500,000.

(iv) For a Performance Award, the Committee shall, not later than 90 days after the beginning of each fiscal year of the Company:

(A)	designate all Participants for such fiscal year; and

(B)	establish the objective performance factors for each Participant for that fiscal year on the basis of one or more of the business criteria set forth herein.

(v) Following the close of each performance period and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that fiscal year are to be based.

(vi) Each of the foregoing provisions, and all of the other terms and conditions of the Plan as it applies to any Performance Award, shall be interpreted in such a fashion so as to qualify all compensation paid thereunder as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(f) General. Except as otherwise specified with respect to Awards to Non-Employee Directors pursuant to Section 7 of the Plan:

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that, under all circumstances, no Award shall be granted for a term in excess of 10 years from the date of grant.

(vi) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price and no Option shall be canceled and replaced with an Option or Options having a lower exercise price. In addition, except as provided in Section 4(c) hereof, no Stock Appreciation Right may be amended to reduce its grant price and no Stock Appreciation Right shall be canceled and replaced with a Stock Appreciation Right having a lower grant price.

(viii) Transfers of Participants to Non-Affiliates. Except as may otherwise be provided by the Committee, in the event that a Participant’s employment with the Company or an Affiliate is terminated through the transfer of employment of such Participant to an entity which the Committee has determined is not an Affiliate, the Award Agreement shall provide that: (i) all Awards that are not vested on the date of such transfer shall immediately be forfeited, and (ii) all Awards that are vested on such date may be exercised for a period not to exceed three months after such date.

Section 7. Awards to Non-Employee Directors.

(a) Eligibility. If the Plan is approved by the shareholders of the Company at the 2002 Annual Meeting of Shareholders, Options shall be granted automatically under the plan to each Non-Employee Director under the terms and conditions contained in this Section 7. The authority of the Committee under this Section 7 shall be limited to ministerial and non-discretionary matters. Notwithstanding anything to the contrary in the 1997 Plan, if the Plan is approved by the Company’s shareholders, no further automatic grants of options shall be made to Non-Employee Directors under the 1997 Plan, and all such grants to Non-Employee Directors shall be made solely under the Plan.

(b) Annual Fixed and Variable Option Grants. Each Non-Employee Director shall be granted an Option to purchase 4,000 Shares (the “Fixed Grant”) (i) on the date of such Non-Employee Director’s election or reelection to the Board of Directors and (ii) on the date of each other annual meeting of shareholders as to which such Non-Employee Director is in office and whose term of office as a director is not expiring on such date, in each case, commencing with the 2002 Annual Meeting of Shareholders. In addition to the Fixed Grant, on the same date as the Fixed Grant is made, each Non-Employee Director shall also be granted an additional Option (the “Variable Grant”) to purchase a number of Shares such that, when combined with the Fixed Grant, the total number of Shares subject to the two Options shall equal an amount of Shares that will provide the Non-Employee Director with dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the fiftieth percentile of a comparator group of public companies selected by the Committee (the “Comparator Group”) with the assistance of an independent consulting firm expert in such matters (the “Consultant”), and reviewed with the Committee on an annual basis. The method of determining the annual Variable Grant shall be as follows:

1. The Committee, with the assistance of the Consultant, shall first determine the dollar-denominated value of the equity-based compensation received by non-employee directors in the fiftieth percentile of the Comparator Group for the most recent fiscal period for such Group (the “Comparator Equity Value”);

2. The Committee shall then divide the Comparator Equity Value by 33% of the Fair Market Value of one Share to determine the aggregate number of Shares covered by Options to be issued to each Non-Employee Director for such period, subject to Section 4(f) above (the “Total Option Shares”); and

3. The Committee shall then subtract the Fixed Grant from the Total Option Shares; the resulting amount shall be the number of Shares subject to the Variable Grant to be made to each Non-Employee Director for such period.

(c) General Terms of Option Grants. The exercise price of each Option granted to a Non-Employee Director pursuant to this Section 7 shall be equal to 100 percent of the Fair Market Value per Share on the date of grant. All such Options shall be Non-Qualified Stock Options, shall become exercisable six months after the date of grant, and shall terminate on the tenth anniversary of the date of grant, unless previously exercised or terminated. All such Options shall be subject to the terms and conditions of Sections 6(a) and 10 of the Plan and to other standard terms and conditions contained in the form of Non-Qualified Stock Option Agreement used by the Company from time to time.

(d) Exercise of Non-Employee Director Options. Non-Qualified Stock Options granted to Non-Employee Directors may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal executive offices, to the attention of the Company’s Secretary. The notice shall state the number of Shares as to which the Option is being exercised and be accompanied by payment of the purchase price. A Non-Employee Director may, at such Director’s election, pay the purchase price by check payable to the Company, in Shares, or in any combination thereof having a Fair Market Value on the exercise date equal to the applicable exercise price.

(e) Amendments to Section 7. The provisions of this Section 7 may not be amended more often than once every six months other than to comply with changes in the Code or the rules and regulations promulgated under the Code.

Section 8. Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) would cause Rule 16b-3 or Section 162(m) of the Code to become unavailable with respect to the Plan;

(ii) would violate the rules or regulations of the NASDAQ National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(iii) would permit repricing of Options or Stock Appreciation Rights which is prohibited by Section 6(f)(vii); or

(iv) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights, or otherwise amend or modify any outstanding Award in such a manner as to cause such Award not to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9. Income Tax Withholding; Tax Bonuses.

(a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 10. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

(c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the

Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant and each Non-Employee Director shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 11. Section 16(b) Compliance.

The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

Section 12. Effective Date of the Plan.

The Plan, as amended and restated, shall be effective as of June 28, 2006, subject to approval of the Company’s shareholders on such date or within one year thereafter.

Section 13. Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on June 18, 2002, the Plan’s original effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Please date, sign and mail your Proxy Card as soon as possible!

Annual Meeting of Shareholders

APOGEE ENTERPRISES, INC.

June 28, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RUSSELL HUFFER, JAMES S. PORTER and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned on May 4, 2006, at the Annual Meeting of Shareholders of Apogee to be held on June 28, 2006, or any adjournment thereof, and hereby revokes all former Proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Mellon Investor Services LLC, as the Plan Administrator, to authorize ADP as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Proxy Agent cannot vote the shares unless it receives timely direction from you.

If you are a participant in the Apogee 401(k) Retirement Plan, this card directs State Street Bank and Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received direction in the same proportion as directed shares are voted.

(Continued and to be signed on reverse side)

VOTE BY INTERNET - www.proxyvote.com
APOGEE ENTERPRISES, INC. 7900 XERXES AVENUE., STE 1800 MINNEAPOLIS, MN 55431

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Apogee Enterprises, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Apogee Enterprises, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	APOGE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APOGEE ENTERPRISES, INC.
Vote on Directors
1. ELECTION OF DIRECTORS:	For All	Withhold All	For All Except	INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
01) BERNARD P. ALDRICH - Class II Director
02) SARA L. HAYS - Class II Director
03) RUSSELL HUFFER - Class II Director
04) JOHN T. MANNING - Class II Director
05) RICHARD V. REYNOLDS - Class III Director	☐	☐	☐

Vote on Proposals	For	Against	Abstain

2. PROPOSAL TO APPROVE THE AMENDED AND RESTATED APOGEE ENTERPRISES, INC. 2002 OMNIBUS STOCK INCENTIVE PLAN	☐	☐	☐

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Note:

Please sign exactly as your name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Please indicate if you would like to keep your vote confidential under the current policy.	Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date